UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Infrastructure and Energy Alternatives, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Infrastructure and Energy Alternatives, Inc.

6325 Digital Way, Suite 460

Indianapolis, Indiana 46278

December 9, 2019

To our shareholders:

On behalf of the Board of Directors (the “Board”) of Infrastructure and Energy Alternatives, Inc. (the “Company,” “we,” “us,” or “our”), I cordially invite you to participate via webcast in a Special Meeting of Shareholders (the “Special Meeting”) of the Company to be held on January 21, 2020, beginning at 9:00 A.M., Eastern Standard Time. The Special Meeting will be a virtual meeting of shareholders, which means that you will be able to participate in the Special Meeting, vote and submit your questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2020SM. You will not be able to attend the Special Meeting in person.

Details of the business to be conducted at the Special Meeting are provided in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. If you participate in the Special Meeting via the live webcast at www.virtualshareholdermeeting.com/IEA2020SM, you may revoke your proxy and vote during the Special Meeting, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record at the close of business on November 29, 2019. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Special Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request them by following the instructions for requesting such materials contained in the Notice.

It is important that your vote be represented at the Special Meeting whether or not you are able to participate. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement or the Notice.

Your continuing interest in our Company is greatly appreciated.

Sincerely,

JP Roehm

President, Chief Executive Officer and Director

INFORMATION ABOUT THE COMPANY

We were incorporated in the State of Delaware on August 4, 2015 under the name M III Acquisition Corp. (“M III”) as a special purpose acquisition company (the “SPAC”) formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On March 26, 2018, M III consummated a merger (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of November 3, 2017, as amended (the “Merger Agreement”). As part of the Merger, the name of “M III Acquisition Corp.” was changed to “Infrastructure and Energy Alternatives, Inc.” Throughout this Proxy Statement, for periods prior to the Merger, we use the term “IEA” to refer to the target company of the Merger, IEA Energy Services, LLC along with its subsidiaries, and the term “M III” to refer to the SPAC, pre-combination.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL
MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 21, 2020

This Proxy Statement and related materials

are available at www.proxyvote.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

These proxy materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in these proxy materials, regarding expectations for future financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements.

These forward-looking statements are based on information available as of the date of this Proxy Statement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Infrastructure and Energy Alternatives, Inc.

6325 Digital Way, Suite 460

Indianapolis, Indiana 46278

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 21, 2020

Notice is hereby given that a Special Meeting of Shareholders of Infrastructure and Energy Alternatives, Inc. will be held on January 21, 2020 at 9:00 A.M., Eastern Standard Time.

As previously disclosed, on August 30, 2019, we completed the sale of 50,000 shares of Series B-2 Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”) and warrants (“Warrants”) to purchase 900,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

As previously disclosed, on October 29, 2019, we agreed to commence a fully-backstopped rights offering (the “Rights Offering”) to existing holders of Common Stock (other than certain Excluded Stockholders (as defined below)) of up to $15.0 million in shares of Series B-3 Preferred Stock (as defined below) and Warrants to purchase Common Stock.

In addition, as also previously disclosed, on November 14, 2019, we: (i) completed the sale of 80,000 shares of Series B-3 Preferred Stock, par value $0.0001 per share (the “Series B-3 Preferred Stock”) and Warrants to purchase 3,658,750 shares of the Company’s Common Stock; (ii) completed the exchange of 50% of our Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) for 19,123.87 shares of Series B-3 Preferred Stock and Warrants to purchase 657,383 shares of the Company’s Common Stock; and (iii) amended the terms of the then existing Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”) and Series B-2 Preferred Stock to be substantially similar to the terms of our Series B-3 Preferred Stock.

This Special Meeting is being called to approve certain matters in connection with these transactions. At the Special Meeting, you will be asked to vote on the following proposals:

1.	To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped Second ECA Warrants (as defined below);

2.	To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped Third ECA Securities (as defined below);

3.	To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped 2019 Commitment Series B-3 Preferred Stock (as defined below) and Capped 2019 Commitment Warrants (as defined below);

4.	To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped 2020 Commitment Series B-3 Preferred Stock (as defined below) and Capped 2020 Commitment Warrants (as defined below);

5.	To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped Preferred Exchange Agreement Securities (as defined below);

6.	To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the Rights Offering, including the issuance of Series B-3 Preferred Stock and Warrants;

7.	To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of Common Stock upon the conversion of shares of Series B-1 Preferred Stock;

8.	To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of Common Stock upon the conversion of shares of Series B-2 Preferred Stock;

9.	To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of Common Stock upon the conversion of shares of Series B-3 Preferred Stock; and

10.	To transact any other business properly brought before the Special Meeting or any adjournment or postponement thereof.

The foregoing proposals are discussed more fully in the Proxy Statement accompanying this Notice. Shareholders of record at the close of business on November 29, 2019 are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements of the Special Meeting.

Shareholders holding approximately 52.4% of the voting power of our Common Stock as of the Record Date have agreed to approve each of the Proposals ONE through NINE above pursuant to the Voting Agreement (as defined and described in our Proxy Statement). Since the approval of each proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter, the votes required to be cast pursuant to the Voting Agreement are sufficient to approve each of the proposals ONE through NINE above.

Pursuant to the rules and regulations promulgated by the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending the Notice on or about December 9, 2019 to our shareholders of record on November 29, 2019. The Notice contains instructions for accessing our Proxy Statement and how to vote. In addition, the Notice contains instructions on how you may (i) receive a paper copy of the Proxy Statement or (ii) elect to receive your Proxy Statement over the Internet.

The Special Meeting will be a virtual meeting of shareholders, which means that you will be able to participate in the Special Meeting, vote and submit your questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2020SM. You will not be able to attend the Special Meeting in person. We encourage you to attend the virtual shareholder meeting through which you can vote on-line. It is important that your shares be represented and voted at the Special Meeting. You may vote your shares over the Internet or by telephone. If you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Instructions regarding the methods of voting are contained in the proxy card. Voting over the Internet, by telephone or by mailing a proxy card will not limit your right to participate in the Special Meeting and vote your shares during the live webcast.

By Order of the Board of Directors,

Gil Melman

Vice President, General Counsel and Corporate Secretary

Indianapolis, Indiana

December 9, 2019

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING	2

BACKGROUND FOR THE PROPOSALS	6

PROPOSAL NO. 1: To approve, in accordance with NASDAQ Marketplace Rule 5635(d), OF the issuance of the Capped Second ECA Warrants	25

PROPOSAL NO. 2: To approve, in accordance with NASDAQ Marketplace Rule 5635(d), OF the issuance of the Capped Third ECA SECURITIES	26

PROPOSAL NO. 3: To approve, in accordance with NASDAQ Marketplace Rule 5635(d), OF the issuance of the CAPPED 2019 Commitment SERIES B-3 PREFERRED STOCK AND CAPPED 2019 COMMITMENT Warrants	27

PROPOSAL NO. 4: To approve, in accordance with NASDAQ Marketplace Rule 5635(d), OF the issuance of the CAPPED 2020 Commitment SERIES B-3 PREFERRED STOCK AND CAPPED 2020 COMMITMENT Warrants	28

PROPOSAL NO. 5: To approve, in accordance with NASDAQ Marketplace Rule 5635(d), OF the issuance of the Capped Preferred Exchange Agreement SECURITIES	29

PROPOSAL NO. 6: TO APPROVE, IN ACCORDANCE WITH NASDAQ RULE 5635(D), OF THE RIGHTS OFFERING, INCLUDING THE ISSUANCE OF SERIES B-3 PREFERRED STOCK AND WARRANTS	30

Proposal No. 7: To approve, in accordance with NASDAQ Marketplace Rule 5635(d), OF the issuance of Common Stock upon the conversion of shares of Series B-1 Preferred Stock	31

Proposal No. 8: To approve, in accordance with NASDAQ Marketplace Rule 5635(d), OF the issuance of Common Stock upon the conversion of shares of Series B-2 Preferred Stock	32

Proposal No. 9: To approve, in accordance with NASDAQ Marketplace Rule 5635(d), OF the issuance of Common Stock upon the conversion of shares of Series B-3 Preferred Stock	33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34

OTHER MATTERS	38

INCORPORATION BY REFERENCE	39

6325 Digital Way, Suite 460

Indianapolis, Indiana 46278

PROXY STATEMENT

The Board of Infrastructure and Energy Alternatives, Inc. is soliciting your proxy to vote at the Special Meeting of Shareholders to be held on January 21, 2020 at 9:00 AM, Eastern Standard Time, and any adjournment or postponement of the Special Meeting. The Special Meeting will be a virtual meeting of shareholders, which means that you will be able to participate in the Special Meeting, vote and submit your questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2020SM.

We are sending our proxy materials to shareholders on or about December 9, 2019, to our shareholders of record as of the close of business on November 29, 2019 (the “Record Date”). The Company’s principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and its telephone number is (765) 828-2580.

HOW TO CAST YOUR VOTE:

Internet	Phone	Mail
Go to www.proxyvote.com: You can use the Internet 24 hours a day, through January 20, 2020 at 11:59 PM Eastern Time, to transmit your voting instructions. Have your proxy card or Notice in hand when you access the web site and follow the instructions.	Call 1-800-690-6903: You can use any touchtone telephone 24 hours a day, through January 20, 2020 at 11:59 PM Eastern Time, to transmit your voting instructions. Have your proxy card or Notice in hand when you call and follow the instructions.	If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Why am I receiving these materials?

The Board is soliciting proxies for the Special Meeting. The Notice, containing instructions on how to access a proxy card and this Proxy Statement, are being mailed on or about December 9, 2019 to shareholders as of the Record Date.

Where and when is the Special Meeting?

We will hold the Special Meeting via a live webcast on January 21, 2020 at 9:00 A.M., Eastern Standard Time, at www.virtualshareholdermeeting.com/IEA2020SM, where shareholders will be able to participate in the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

What am I being asked to vote on at the Special Meeting?

We are asking our shareholders to consider the following proposals:

•	Proposal No. 1 - To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped Second ECA Warrants;

•	Proposal No. 2 - To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped Third ECA Securities;

•	Proposal No. 3 - To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped 2019 Commitment Series B-3 Preferred Stock and Capped 2019 Commitment Warrants;

•	Proposal No. 4 - To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped 2020 Commitment Series B-3 Preferred Stock and Capped 2020 Commitment Warrants;

•	Proposal No. 5 - To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped Preferred Exchange Agreement Securities;

•	Proposal No. 6 - To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the Rights Offering, including the issuance of Series B-3 Preferred Stock and Warrants;

•	Proposal No. 7 - To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of Common Stock upon the conversion of shares of Series B-1 Preferred Stock;

•	Proposal No. 8 To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of Common Stock upon the conversion of shares of Series B-2 Preferred Stock;

•	Proposal No. 9 - To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of Common Stock upon the conversion of shares of Series B-3 Preferred Stock; and

•	Proposal No. 10 - To transact any other business properly brought before the Special Meeting or any adjournment or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote “FOR” each of Proposals ONE through NINE above.

How can I attend the Special Meeting?

The Special Meeting will be a completely virtual meeting of shareholders, which will be conducted through a live webcast. There will be no physical meeting location. You are entitled to participate in the Special Meeting only if you were a shareholder as of the close of business on the Record Date or if you hold a valid proxy. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IEA2020SM. You also will be able to vote your shares online during the Special Meeting.

To participate in the Special Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in our online meeting, including how to demonstrate proof of share ownership, are posted on the meeting website.

The meeting will begin promptly at 9:00 A.M., Eastern Standard Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 A.M., Eastern Standard Time.

2

Why is the Special Meeting virtual?

We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our shareholders and the Company. Hosting a virtual meeting will facilitate shareholder attendance and participation by enabling shareholders to participate from around the world.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are taking advantage of the SEC rules that allow us to furnish our proxy materials over the Internet. As a result, most of our shareholders will be mailed a Notice rather than a full paper set of the proxy materials. The Notice includes information on how to access the proxy materials via the Internet as well as how to vote via the Internet. We believe this method of delivery will decrease printing and shipping costs, expedite distribution of proxy materials to you and reduce our impact on the environment. Shareholders who receive the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.

How many votes do I have?

You have and may cast one vote for each share of Common Stock that you owned at the close of business on the Record Date. These shares include:

•	Shares registered directly in your name with Continental Stock Transfer and Trust Company (“Continental”), our transfer agent, for which you are considered the “shareholder of record”; and

•	Shares held for you as the beneficial owner through a broker, bank or other nominee.

As of the Record Date, the Company had 22,252,489 shares of Common Stock issued and outstanding.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with Continental, you are considered the “shareholder of record” with respect to those shares. We have sent the Notice for the Special Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Continental as “shareholders of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares, has forwarded notice and access materials for the Special Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this Proxy Statement, we refer to shareholders who hold their shares through a broker, bank or other nominee as “beneficial owners” or “street name shareholders.”

What is a proxy?

A proxy is your legal designation of another person to vote the shares of Common Stock you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxy for the Special Meeting to cast your vote. These officers are Gil Melman, our Vice President, General Counsel and Corporate Secretary, and Andrew Layman, our Chief Financial Officer.

How do I vote?

Voting Methods for Shareholders of Record

If you are a shareholder of record, you may vote online during the Special Meeting. Please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/IEA2020SM. You will need the control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you are a shareholder of record, you may vote by one of the following methods without attending the Special Meeting:

•	By Internet: you may vote over the Internet at www.proxyvote.com by following the instructions on the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on January 20, 2020.

•	By Telephone: you may vote by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on January 20, 2020.

•	By Mail: you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

3

Voting Methods for Street Name Shareholders

If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

•	providing written notice of revocation to the Secretary of the Company, in writing, at Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Suite 460, Indianapolis Indiana 46278;

•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the Special Meeting and voting online during the meeting, which will automatically cancel any proxy previously given.

Please note that your participation in the Special Meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the Special Meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted by you online during the Special Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

What is a quorum?

A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of holders representing a majority of the voting power of the Common Stock constitutes a quorum.

Your Common Stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the directors may determine.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. In the absence of timely directions, we believe your broker will have discretion to vote on the proposals to be voted on at the Special Meeting, which are discretionary items.

What vote is required to approve each proposal?

The approval of each proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast and will have no effect on these proposals.

In connection with the sale of our Series B-3 Preferred Stock and Warrants under the Third Equity Commitment Agreement and the Preferred Exchange Agreement, the Company entered into a voting agreement (the “Voting Agreement”) by and among the Company, Infrastructure and Energy Alternatives, LLC (“IEA LLC”), OT POF IEA Preferred B Aggregator, L.P., M III Sponsor I LLC (“M III Sponsor”), Mohsin Y. Meghji, Mohsin Meghji 2016 Gift Trust and Charles Garner. The Voting Agreement provides that, at any meeting of the Company’s shareholders for the purpose of approving the issuance of Warrants under the Third Equity Commitment Agreement and for the conversion of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock in connection with certain events, IEA LLC and OT POF IEA Preferred B Aggregator, L.P. (collectively, the “Oaktree Stockholders”) and M III Sponsor, Mohsin Y. Meghji, Mohsin Meghji 2016 Gift Trust and Charles Garner (collectively, the “M III Stockholders” and, together with the Oaktree Stockholders, the “Stockholders”) severally agreed that they will vote in favor of such proposals. As of the Record Date, the Oaktree Stockholders owned approximately 46.4% of the total issued and outstanding Common Stock and approximately 46.4% of the voting power of the Company, and the M III Stockholders owned approximately 6.0% of the total issued and outstanding Common Stock and approximately 6.0% of the voting power of the Company. Therefore, we expect to have the requisite number of votes necessary for approval of each of the proposals to be voted on at the Special Meeting. For additional information, see “Background for the Proposals—Other Proposal Considerations—Voting Agreement.”

Who will count the vote?

A representative of Broadridge will tabulate the votes.

4

Is my vote confidential?

Yes. The Company encourages shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. The Company has designated Broadridge, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Special Meeting.

Where can I find the voting results?

The Company will announce preliminary voting results at the Special Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K filed with the SEC within four business days of the Special Meeting.

Who pays for proxy solicitation?

The Company will pay the cost of soliciting proxies for the Special Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.

Will representatives from our independent registered public accountant attend the Special Meeting?

Deloitte & Touche LLP (“Deloitte”) was appointed as the Company’s independent registered public accountant for the year ended December 31, 2019, which appointment was ratified by the Company’s shareholders at the Company’s 2019 annual meeting of shareholders on June 3, 2019. Deloitte also served as the Company’s independent registered public accountant for the year ended December 31, 2018. We anticipate that representatives of Deloitte will participate in the Special Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

5

BACKGROUND FOR THE PROPOSALS

Necessity of Shareholder Approval

As a result of being listed for trading on the NASDAQ Global Market (“NASDAQ”), issuances of the Company’s Common Stock, or securities convertible into Common Stock, are subject to the NASDAQ Stock Market Rules, including NASDAQ Marketplace Rule 5635(d) (“NASDAQ Rule 5635(d)”). NASDAQ Rule 5635(d) requires shareholder approval in connection with a transaction, other than a public offering, that: (1) involves the sale, issuance, or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) which alone or together with sales by officers, directors or substantial shareholders of the Company, equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, and (2) is at a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement.

Second Equity Commitment Agreement

On August 13, 2019, the Company entered into the Second Equity Commitment Agreement (the “Second Equity Commitment Agreement”) by and among the Company, Ares Special Situations Fund IV, L.P. (“ASSF IV”) and ASOF Holdings I, L.P. (“ASOF Holdings” and, together with ASSF IV, the “Ares Commitment Parties”), and funds managed by Oaktree Capital Management (“Oaktree”), pursuant to which the Company agreed to issue and sell 50,000 shares of Series B-2 Preferred Stock and Warrants to purchase 900,000 shares of the Company’s Common Stock (the “Second ECA Warrants”) to ASSF IV and ASOF Holdings. On August 30, 2019, the Company completed the transactions under the Second Equity Commitment Agreement and issued and sold 50,000 shares of Series B-2 Preferred Stock and the Second ECA Warrants to ASSF IV and ASOF Holdings, each a fund affiliated with Ares (as defined herein).

The Second ECA Warrants are evidenced by a warrant certificate (the “Warrant Certificate”). The Warrant Certificate provides that the Second ECA Warrants are exercisable into Common Stock at an exercise price per share of $0.0001 (the “Exercise Price”). The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing the Company to withhold a number of shares of Common Stock then issuable upon exercise of the Second ECA Warrants with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Second ECA Warrants adjusts for dividends, subdivisions or combinations of the Company’s Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs.

In addition to the Second ECA Warrants for 900,000 shares of Common Stock issued on August 30, 2019, the Second Equity Commitment Agreement provides that, subject to any required shareholder approval, within five (5) business days after any issuance, from time to time, of shares of Common Stock to:

•	Oaktree or its affiliates pursuant to Section 3.6 of the Merger Agreement;

•	upon the conversion of any shares of Series A Preferred Stock;

•	upon the exercise of any warrant with an exercise price of $11.50 or higher; and

•	upon the exercise of any equity issued pursuant to the Company’s long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the “Additional Common Stock”), then the Company shall issue to ASSF IV and ASOF Holdings (or such affiliate of ASSF IV and ASOF Holdings as ASSF IV and ASOF Holdings may direct), a number of additional Warrants to purchase shares of Common Stock equal to: (x) the number of shares of such Additional Common Stock multiplied by (y) the Applicable Share Factor, which Additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019.

In addition to the Second ECA Warrants for 900,000 shares of Common Stock issued on August 30, 2019, the Second Equity Commitment Agreement also provides that, within five (5) business days after any issuance, from time to time, of shares of Warrants pursuant to any of Section 5.6(a), (b) or (c) of the Amended and Restated Equity Commitment Agreement, dated as of May 20, 2019, by and between the Company, the commitment parties thereto and Oaktree (the “First Equity Commitment Agreement”), the Company shall issue to ASSF IV and ASOF Holdings (or such affiliate of ASSF IV and ASOF Holdings as ASSF IV and ASOF Holdings may direct), a number of additional Warrants equal to (x) the number of shares of such Warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (y) the Applicable Warrant Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019. For these purposes, “Applicable Share Factor” means 81/2255 and “Applicable Warrant Factor” means 81/2255.

Therefore, in addition to the Second ECA Warrants for 900,000 shares of Common Stock issued on August 30, 2019, the Company may be required to issue additional Warrants for additional shares of Common Stock under the Second Equity Commitment Agreement (the “Additional Second ECA Warrants”). The exact amount of Additional Second ECA Warrants is unknown and dependent upon future events and circumstances, some of which are outside of the Company’s control.

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The Second Equity Commitment Agreement provides that if the approval of the Company’s stockholders is required pursuant to NASDAQ Rule 5635(d) for the issuance of any Warrants pursuant to the Second Equity Commitment Agreement (without giving effect to the limitations described below):

•	the Company agrees, if and to the extent that stockholder approval is required (A) to use its best efforts to obtain such approval as soon as reasonably practicable following the closing and take all actions that are necessary to obtain the approval until such time as the approval is obtained and (B) that as soon as practicable following the closing date, the Company shall hold a special meeting of the Company’s stockholders, which includes the approval as a matter to be voted on by the Company’s stockholders at such meeting; and

•	until the approval is obtained, in no event shall the Company issue Warrants to purchase Common Stock pursuant to the Second Equity Commitment Agreement or any other contract that are exercisable into a number of shares of Common Stock exceeding the maximum number of shares of Common Stock that the Company can, without shareholder approval, issue in compliance with NASDAQ Rule 5635(d).

Accordingly, the Second Equity Commitment Agreement provides that, to the extent the Company would be required to issue Additional Second ECA Warrants, and such Additional Second ECA Warrants could not be issued due to NASDAQ Rule 5635 (such Additional Second ECA Warrants that are restricted from being issued, the “Capped Second ECA Warrants”), the Company is restricted from issuing the Capped Second ECA Warrants. Because we may be required to issue the Capped Second ECA Warrants under the Second Equity Commitment Agreement we are seeking shareholder approval in “PROPOSAL NO. 1: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED SECOND ECA WARRANTS.”

Third Equity Commitment Agreement

Third ECA Securities

On October 29, 2019, the Company entered into the Third Equity Commitment Agreement (the “Third Equity Commitment Agreement”), by and among the Company, ASSF IV and ASOF Holdings and funds managed by Oaktree, pursuant to which the Company agreed to issue and sell 80,000 shares of Series B-3 Preferred Stock and Warrants to purchase 3,568,750 shares of the Company’s Common Stock (the “Third ECA Warrants”) to ASSF IV and ASOF Holdings (each a fund affiliated with Ares). On November 14, 2019, the Company completed the transactions under the Third Equity Commitment Agreement and issued and sold 80,000 shares of Series B-3 Preferred Stock and the Third ECA Warrants to ASSF IV and ASOF Holdings.

The Third ECA Warrants are evidenced by Warrant Certificates. The Warrant Certificates provide that the Third ECA Warrants are exercisable into Common Stock at an Exercise Price of $0.0001. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing the Company to withhold a number of shares of Common Stock then issuable upon exercise of the Third ECA Warrants with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Third ECA Warrants adjusts for dividends, subdivisions or combinations of the Company’s Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and the exercise of the Warrant is limited by the Warrant Certificates as is necessary to comply with NASDAQ Rule 5635(d) (the “Exercise Limitation”).

In addition to the Third ECA Warrants for 3,568,750 shares of Common Stock issued on November 14, 2019, the Third Equity Commitment Agreement provides that, subject to any required stockholder approval, within five (5) business days after:

•	any issuance, from time to time, following the Warrant Measurement Date (as defined below), of shares of Common Stock:

o	to Oaktree or its affiliates pursuant to Section 3.6 of the Merger Agreement;

o	upon the conversion of any shares of Series A Preferred Stock;

o	upon the exercise of any warrant with an exercise price of $11.50 or higher; and

o	upon the exercise of any equity issued pursuant to the Company’s long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the “Additional Common Stock”), then, the Company shall issue:

o	to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional Warrants equal to (I) the number of shares of such Additional Common Stock multiplied by (II) the Applicable Ares Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificates) that have occurred since November 14, 2019, and

o	to Oaktree (or its or its affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase of Oaktree as Oaktree may direct), a number of additional Warrants equal to (I) the number of shares of such Additional Common Stock multiplied by (II) the Applicable Oaktree Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificates) that have occurred since the November 14, 2019.

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•	the Warrant Measurement Date, the Company shall issue:

o	to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional Warrants equal to (I) the aggregate number of shares of Additional Common Stock issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (II) the Applicable Ares Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificates) that have occurred since November 14, 2019, and

o	to Oaktree (or its or its affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase of Oaktree as Oaktree may direct), a number of additional Warrants equal to (I) the number of shares of Additional Common Stock issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (II) the Applicable Oaktree Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificates) that have occurred since November 14, 2019;

provided, that, if no shares of Additional Common Stock are issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date, then no additional Warrants shall be issued.

Furthermore, in addition to the Third ECA Warrants for 3,568,750 shares of Common Stock issued on November 14, 2019 and the Warrant adjustments described above, the Third Equity Commitment Agreement provides that, within five (5) business days after:

•	any issuance, from time to time following the Warrant Measurement Date, of Warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, then the Company shall issue:

o	to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional Warrants equal to (1) the number of shares of such Warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (2) the Applicable Ares Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

o	to OT POF IEA Preferred B Aggregator, L.P., a number of additional Warrants equal to (1) the number of shares of such Warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (2) the Applicable Oaktree Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

•	the Warrant Measurement Date, then the Company shall issue

o	to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional Warrants equal to (1) the aggregate number of shares of Warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (2) the Applicable Ares Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

o	to OT POF IEA Preferred B Aggregator, L.P., a number of additional Warrants equal to (1) the number of shares of such Warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (2) the Applicable Oaktree Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate (as defined below)) that have occurred since November 14, 2019;

provided, that, if no Warrants are issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date, then no additional Warrants shall be issued to any person.

For these purposes:

•	“Warrant Measurement Date” means the 2020 Commitment Closing (as defined below) (or if earlier, the termination of the obligations of the Backstop Parties set forth in Section 9.18 of the Third Equity Commitment Agreement).

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•	“Applicable Ares Share Factor” means, (x) the product of (a) Applicable Overall Share Factor and (b) Applicable Ares Percentage minus (y) 81/2255.

o	“Applicable Overall Share Factor” means a fraction (x) the numerator of which is the Applicable Factor (defined as the product of (a) 18% multiplied by (b) a quotient (i) the numerator of which is the Applicable Funded Amount (defined as the sum of (a) $130,000,000, (b) the portion (if any) of the 2019 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to the Company and (c) the portion (if any) of the 2020 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to the Company) and (ii) the denominator of which is $160,000,000) and (y) the denominator of which is (i) one (1) minus (ii) the Applicable Factor as defined above.

o	“Applicable Ares Percentage” means, a fraction, expressed as a percentage (a) the numerator of which is the sum of (i) $130,000,000, (ii) the portion (if any) of the 2019 Commitment Purchase Price actually paid to the Company by ASSF IV, ASOF Holdings or their or their respective affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts and (iii) the portion (if any) of the 2020 Commitment Purchase Price actually paid to the Company by ASSF IV, ASOF Holdings or their or their respective affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts and (b) the denominator of which is the Applicable Funded Amount (as defined above).

•	“Applicable Oaktree Share Factor” means, (x) the product of (a) Applicable Overall Share Factor (as defined above) and (b) Applicable Oaktree Percentage.

o	“Applicable Oaktree Percentage” means, a fraction, expressed as a percentage (a) the numerator of which is the sum of (i) the portion (if any) of the 2019 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to the Company by OT POF IEA Preferred B Aggregator, L.P. and (ii) the portion (if any) of the 2020 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to the Company by OT POF IEA Preferred B Aggregator, L.P. and (b) the denominator of which is the Applicable Funded Amount (as defined above).

Accordingly, in addition to the Third ECA Warrants for 3,568,750 shares of Common Stock issued on November 14, 2019, the Company may be required to issue additional Warrants (such additional Warrants, the “Additional Third ECA Warrants”). The exact amount of Additional Third ECA Warrants is unknown and dependent upon future events and circumstances, some of which are outside of the Company’s control.

The Third Equity Commitment Agreement further provides that the approval of the Company’s stockholders is required pursuant to NASDAQ Rule 5635(d) for the issuance of any Warrants pursuant to the Third Equity Commitment Agreement, as may be integrated with the issuance of the Second ECA Warrants to purchase Common Stock pursuant to the Second Equity Commitment Agreement, the 2019 Commitment Warrants (defined below) and 2020 Commitment Warrants (defined below), the issuance of Warrants pursuant to the Preferred Exchange Agreement (defined below) and Rights Offering and the conversion of all such Warrants and the issuance of Common Stock upon conversion of the Series B Preferred Stock (without giving effect to the limitations described below):

•	the Company agrees (A) to use its best efforts to obtain such approval as soon as reasonably practicable following the closing and take all actions that are necessary to obtain the approval until such time as the approval is obtained and (B) that as soon as practicable following the closing date, the Company shall hold a special meeting of the Company’s stockholders, which includes the approval as a matter to be voted on by the Company’s stockholders at such meeting. Without limiting the generality of the foregoing, promptly following the closing, and in any event no more than thirty (30) days subsequent to the closing, the Company shall prepare and file with the SEC a preliminary proxy statement relating to the approval required by NASDAQ Rule 5635(d), in form and substance required by the Exchange Act and the rules of the SEC; and

•	until the approval is obtained, in no event shall the Company issue Warrants to purchase Common Stock pursuant to the Third Equity Commitment Agreement or any other contract that are exercisable into a number of shares of Common Stock exceeding the amount that the Company can, without shareholder approval, issue in compliance with NASDAQ Rule 5635(d).

Accordingly, (i) the Exercise Limitation in the Third ECA Warrants provides that it may not be exercised into Common Stock to the extent the Common Stock could not be issued pursuant to NASDAQ Rule 5635(d) (the “Capped Third ECA Warrant Common Stock”), and (ii) the Third Equity Commitment Agreement provides that, to the extent the Company would be required to issue Additional Third ECA Warrants, and such Additional Third ECA Warrants could not be issued due to NASDAQ Rule 5635 (such Additional Third ECA Warrants that are restricted from being issued, the “Capped Third ECA Warrants” and, together with the Capped Third ECA Warrant Common Stock, the “Capped Third ECA Securities”), the Company is restricted from issuing the Capped Third ECA Securities. Because we may be required to issue the Capped Third ECA Securities under the Third Equity Commitment Agreement and are required to seek shareholder approval to do, we are seeking shareholder approval in “PROPOSAL NO. 2: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED THIRD ECA SECURITIES.”

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2019 Commitment

Pursuant to Section 9.17 of the Third Equity Commitment Agreement, ASSF IV and ASOF Holdings and OT POF IEA Preferred B Aggregator, L.P. (each a “Backstop Party” and collectively, the “Backstop Parties”) committed to purchase up to an additional 15,000 shares of Series B-3 Preferred Stock (the “2019 Commitment Series B-3 Preferred Stock”) and Warrants (the “2019 Commitment Warrants”) to purchase 515,625 shares of Common Stock (collectively, the “2019 Commitment”), subject to certain conditions as set forth in the Third Equity Commitment Agreement.

The 2019 Commitment Warrant will be evidenced by a Warrant Certificate. The Warrant Certificate will provide that each 2019 Commitment Warrant is exercisable into Common Stock at the Exercise Price. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing the Company to withhold a number of shares of Common Stock then issuable upon exercise of the 2019 Commitment Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the 2019 Commitment Warrant will adjust for dividends, subdivisions or combinations of the Company’s Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and the Warrant Certificate will contain Exercise Limitations to comply with NASDAQ Rule 5635(d).

The 2019 Commitment will be triggered if, following November 14, 2019, but prior to December 20, 2019, the Company has not repaid an aggregate principal amount of at least $15,000,000 of its term loans (as defined in the Third A&R Credit Agreement (in addition to the Senior Repayment Amount to be paid in connection with closing the transactions under the Third Equity Commitment Agreement on November 14, 2019), using Permitted Deleveraging Cash without the applicability of, and without triggering, any make-whole premium set forth in the Third A&R Credit Agreement. The Company shall exercise the obligation of each Backstop Party to effect the 2019 Commitment by delivering a written notice to each Backstop Party on or before December 20, 2019, which notice shall set forth the aggregate dollar value of the amount of Series B-3 Preferred Stock that each Backstop Party shall be required to purchase (the “2019 Commitment Purchase Price”) which amount shall equal such Backstop Party’s Backstop Pro Rata Share of the Called 2019 Commitment, which in no event shall exceed such Backstop Party’s 2019 Commitment Amount. However, other than as required pursuant to the Third A&R Credit Agreement and other than the use of amounts funded in respect of the 2019 Commitment Purchase Price and the 2020 Commitment Purchase Price (as defined below), in no event shall the Company be permitted to repay or commit to repay any term loans using Permitted Deleveraging Cash unless at the time of repayment of such term loans, the Repayment Condition is satisfied.

The closing of the purchase of Series B-3 Preferred Stock (and the corresponding 2019 Commitment Warrants) by each Backstop Party (the “2019 Commitment Closing”) shall be consummated on or prior to December 31, 2019 (the “2019 Commitment Closing Date”). At the 2019 Commitment Closing, each Backstop Party shall pay to the Company its 2019 Commitment Purchase Price by wire transfer of immediately payable funds to an account specified in writing by the Company in exchange for (i) a number of fully paid and non-assessable shares of Series B-3 Preferred Stock determined by dividing such Backstop Party’s 2019 Commitment Purchase Price by the Per Share Purchase Price, (ii) a number of 2019 Commitment Warrants equal to the product of (x) such Backstop Party’s 2019 Commitment Purchase Price multiplied by (y) a fraction equal to 5,500,000/160,000,000, in each case, free and clear of all liens, (iii) its Backstop Pro Rata Share of the 2019 Commitment Fees by wire transfer of immediately available funds to such accounts as designated by each Backstop Party, and (iv) its Expense Reimbursement Payment to the extent not previously paid (which may be set off against such Backstop Party’s 2019 Commitment Amount, at such Backstop Party’s option). At the 2019 Commitment Closing, the Company shall use the proceeds from the 2019 Commitment Purchase Price exclusively to repay term loans under the Third A&R Credit Agreement.

The obligation of each Backstop Party to consummate the 2019 Commitment is subject to satisfaction (or waiver by each Backstop Party in their sole discretion) of the following conditions on or prior to the 2019 Commitment Closing:

•	since the closing of the transactions contemplated by the Third Equity Commitment Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Third Equity Commitment Agreement);

•	all authorizations, approvals, consents or clearances under applicable law required in connection with the transactions contemplated by the 2019 Commitment shall have been obtained or filed;

•	no applicable law will have been enacted or made effective and no order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by Third Equity Commitment Agreement, and no action by a governmental entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the 2019 Commitment;

•	the Company shall have performed and complied, in all material respects, with all of its covenants and agreements contained in the Third Equity Commitment Agreement related to the 2019 Commitment that contemplate, by their terms, performance or compliance prior to the 2019 Commitment Closing;

•	the Fundamental Representations (as defined in the Third Equity Commitment Agreement) shall be true and correct in all respects as of the closing of the transactions contemplated by the Third Equity Commitment Agreement and as of the 2019 Commitment Closing as though made at and as of the 2019 Commitment Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and the Company shall have delivered a certificate duly executed by its Chief Executive Officer certifying that the conditions set forth in clauses (i), (iv) and (v) of Section 9.17 of the Third Equity Commitment Agreement have been fully satisfied;

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•	the closing of the transactions contemplated by the Third Equity Commitment Agreement shall have occurred;

•	evidence in form and substance reasonably acceptable to each Backstop Party shall be delivered to such Backstop Party that the 2019 Commitment Purchase Price will be used to repay term loans and that following such payment, the Company shall have repaid no less than $95,000,000 of term loans following November 14, 2019 and prior to December 31, 2019 (including payment of the Senior Repayment Amount on November 14, 2019) without triggering or being subject to the make-whole premium set forth in the Third A&R Credit Agreement;

•	the other deliverables and actions contemplated by the Third Equity Commitment Agreement shall have been made or taken with respect to the transactions contemplated by the 2019 Commitment, mutatis mutandis; and

•	in the case of (1) ASSF IV and ASOF Holdings, the Backstop Party (other than ASSF IV and ASOF Holdings) shall have funded to the Company its 2019 Commitment Purchase Price and (2) the Backstop Party (other than ASSF IV and ASOF Holdings), ASSF IV and ASOF Holdings shall have funded to the Company their 2019 Commitment Purchase Price.

The obligation of each Backstop Party pursuant to the 2019 Commitment may be terminated prior to the 2019 Commitment Closing as follows:

•	by mutual written agreement of the Company and the Backstop Parties;

•	automatically upon termination of this Third Equity Commitment Agreement pursuant to Article VIII of the Third Equity Commitment Agreement;

•	automatically (unless the Backstop Parties otherwise direct) if the 2019 Commitment Closing has not occurred by January 31, 2020, provided, that this right shall not be available to any party (treating ASSF IV and ASOF Holdings as a single party and, separately, Oaktree as a single party) whose breach of any representation, warranty, covenant or other agreement contained in this Agreement is the primary cause of the failure of the 2019 Commitment Closing to occur prior to such date); and

•	by the Company following such time as the amount of Permitted Deleveraging Cash actually used, or irrevocably committed (in accordance herewith) to be used, by the Company following November 14, 2019 to repay term loans on or prior to December 31, 2019 without triggering or being subject to the make-whole premium set forth in the Third A&R Credit Agreement is equal to or exceeds $15,000,000; provided, that, any termination pursuant to the foregoing shall be subject to the payment of the 2019 Commitment Fees by the Company.

For these purposes:

•	“Senior Repayment Amount” means an amount equal to no less than $80,000,000, which Senior Repayment Amount is the amount of the term loans that is to be repaid in connection with the closing of the transactions under the Third Equity Commitment Agreement.

•	“Backstop Pro Rata Share” means 50% with respect to the Ares Commitment Parties (split equally between ASSF IV and ASOF Holdings) and 50% with respect to OT POF IEA Preferred B Aggregator, L.P.

•	“Permitted Deleveraging Cash” means Unrestricted Cash (defined as, at any date of measurement, cash or cash equivalents of the Company and its subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Company and its subsidiaries), other than the proceeds generated by or on behalf of the Company or any of its subsidiaries from the proceeds of any sale leaseback transaction, capital lease or other incurrence of indebtedness as defined in the Third A&R Credit Agreement.

•	“2019 Commitment Amount” means $7,500,000 with respect to the Ares Commitment Parties (split equally between ASSF IV and ASOF Holdings) and $7,500,000 with respect to OT POF IEA Preferred B Aggregator, L.P.

•	“Called 2019 Commitment” means an amount in cash equal to (x) $15,000,000, less (y) the amount of Permitted Deleveraging Cash actually used, or irrevocably committed (in accordance herewith) to be used, by the Company following November 14, 2019 to repay term loans on or prior to December 31, 2019 without triggering or being subject to the make-whole premium set forth in the Third A&R Credit Agreement.

•	“Repayment Condition” means, that after giving effect to a proposed repayment of the term loans, any of (a) the Company will have at least $125 million of liquidity or (b) the Company will have at least $107.5 million of liquidity and will have delivered a certificate substantially in the form attached to the Third Equity Commitment Agreement of its Chief Financial Officer to the Backstop Parties that as of the date of the proposed repayment of the term loans, the Company is projected to (or has) generate(d) adjusted EBITDA for the year ended December 31, 2019 of at least $100.0 million.

•	“Per Share Purchase Price” means $1,000.

•	“2019 Commitment Fees” means the fees payable to ASSF IV and ASOF Holdings and OT POF IEA Preferred B Aggregator, L.P. as set forth below, which shall be payable in cash (pro rata in accordance with the Backstop Pro Rata Share) to ASSF IV and ASOF Holdings and OT POF IEA Preferred B Aggregator, L.P. simultaneously with the 2019 Commitment Closing:

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o	Commitment Fee: $375,000; and

o	Duration Fee: Payable on any committed but uninvested amounts on the respective anniversaries as follows: 45 days--$150,000.

•	“Expense Reimbursement Payment” means the Ares Expense Reimbursement Payment and the Oaktree Expense Reimbursement Payment.

o	“Ares Expense Reimbursement Payment” means all reasonable and documented out-of-pocket costs and expenses incurred by ASSF IV and ASOF Holdings and their affiliates (including attorney and advisor fees) prior to, on or after the date hereof in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and funding of the transactions contemplated by the Third Equity Commitment Agreement; provided that such amount reimbursable as an “Ares Expenses Reimbursement Payment” shall not exceed, in the aggregate together with all prior expense reimbursements, $3,000,000.

o	“Oaktree Expense Reimbursement Payment” means all reasonable and documented out-of-pocket costs and expenses incurred by Oaktree and its affiliates (including attorney and advisor fees) prior to, on or after the date hereof in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and funding of the transactions contemplated by the Third Equity Commitment Agreement and the Series A Preferred Exchange Agreement (defined below); provided that such amount reimbursable as an “Oaktree Expenses Reimbursement Payment” shall not exceed, in the aggregate, $375,000.

Accordingly, the Company may be required to issue the 2019 Commitment Warrants and the 2019 Commitment Series B-3 Preferred Stock. The exact amount of the 2019 Commitment Warrants and the 2019 Commitment Series B-3 Preferred Stock that may be issued pursuant to the 2019 Commitment is unknown and dependent upon future events and circumstances, some of which are outside of the Company’s control, and which may be viewed as part of the same transactions under the Third Equity Commitment Agreement as other issuances.

As described above, the Third Equity Commitment Agreement provides that, to the extent the Company would be required to issue additional Warrants and additional shares of Series B-3 Preferred Stock, and such additional Warrants and Series B-3 Preferred Stock could not be issued due to NASDAQ Rule 5635(d) (such additional 2019 Commitment Warrants that are restricted from being issued, the “Capped 2019 Commitment Warrants,” and such additional shares of Series B-3 Preferred Stock that are restricted from being issued, the “Capped 2019 Commitment Series B-3 Preferred Stock”), the Company is restricted from issuing the Capped 2019 Commitment Warrants and the Capped 2019 Commitment Series B-3 Preferred Stock. Because we may be required to issue the Capped 2019 Commitment Warrants and Capped 2019 Commitment Series B-3 Preferred Stock under the Third Equity Commitment Agreement and are required to seek shareholder approval to do so, we are seeking shareholder approval in “PROPOSAL NO. 3: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED 2019 COMMITMENT SERIES B-3 PREFERRED STOCK AND CAPPED 2019 COMMITMENT WARRANTS.”

2020 Commitment

Pursuant to Section 9.18 of the Third Equity Commitment Agreement, the Backstop Parties committed to purchase up to an additional 15,000 shares of Series B-3 Preferred Stock (the “2020 Commitment Series B-3 Preferred Stock”) and Warrants (the “2020 Commitment Warrants”) to purchase 515,625 shares of Common Stock (the “2020 Commitment”) to the extent the shares of Series B-3 Preferred Stock and corresponding Warrants are not purchased by the Company’s stockholders in the Rights Offering, or if the proceeds from the Rights Offering are not used to repay the Company’s term loans under the Third A&R Credit Agreement, subject to certain conditions as set forth in the Third Equity Commitment Agreement. Any 2020 Commitment will be consummated by the Company and Backstop Parties on or prior to the date that is on or before 180 days from November 14, 2019, subject to satisfaction of closing conditions required for the 2020 Commitment. Pursuant to the Third Equity Commitment Agreement, the proceeds, if any, from the 2020 Commitment must be used to repay outstanding amounts under the Company’s term loans under the Third A&R Credit Agreement.

The 2020 Commitment Warrant will be evidenced by a Warrant Certificate. The Warrant Certificate will provide that each 2020 Commitment Warrant is exercisable into Common Stock at the Exercise Price. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing the Company to withhold a number of shares of Common Stock then issuable upon exercise of the 2020 Commitment Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the 2020 Commitment Warrant will adjust for dividends, subdivisions or combinations of the Company’s Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and the Warrant Certificate will contain Exercise Limitations to comply with NASDAQ Rule 5635(d).

In the event that the Rights Offering is undersubscribed and the Company sells less than $15,000,000 of Series B-3 Preferred Stock in the Rights Offering or does not otherwise use the proceeds thereof to repay its term loans, the Company shall exercise the obligations of the Backstop Parties set forth in the 2020 Commitment by delivering a written notice to the Backstop Parties no later than ten (10) business days prior to the proposed 2020 Commitment Closing Date (as defined below), which notice shall set forth the aggregate dollar value of the amount of Series B-3 Preferred Stock the Backstop Parties shall be obligated to purchase (the “2020 Commitment Purchase Price”) which amount shall equal such Backstop Party’s Backstop Pro Rata Share of the Called 2020 Commitment, which in no event in no event exceed such Backstop Party’s 2020 Commitment Amount. Notwithstanding anything contained in Third Equity Commitment Agreement to the contrary, other than as required pursuant to the Third A&R Credit Agreement and other than the use of amounts funded in respect of the 2019 Commitment Purchase Price and the 2020 Commitment Purchase Price, in no event shall the Company be permitted to repay or commit to repay any term loans using Permitted Deleveraging Cash unless at the time of repayment of such term loans, the Repayment Condition is satisfied.

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The closing of the purchase of Series B-3 Preferred Stock and the corresponding 2020 Commitment Warrants by the Backstop Parties contemplated by the 2020 Commitment Closing (the “2020 Commitment Closing”) shall be consummated on or before the date that is 180 days following November 14, 2019 (subject to consummation of the Rights Offering prior to the end of such 180 days), or such other date as mutually agreed by the Backstop Parties and the Company (the “2020 Commitment Closing Date”). At the 2020 Commitment Closing, each Backstop Party shall pay to the Company its 2020 Commitment Purchase Price by wire transfer of immediately payable funds to an account specified in writing by the Company in exchange for (i) a number of fully paid and non-assessable shares of Series B-3 Preferred Stock determined by dividing such Backstop Party’s 2020 Commitment Purchase Price by the Per Share Purchase Price, (ii) a number of 2020 Commitment Warrants to purchase Common Stock equal to the product of (x) such Backstop Party’s 2020 Commitment Purchase Price multiplied by (y) a fraction equal to 5,500,000/160,000,000, which warrants will be on substantially the same terms as the 2019 Commitment Warrants, in each case, free and clear of all liens, (iii) its Backstop Pro Rata Share of the 2020 Commitment Fees by wire transfer of immediately available funds to such accounts as designated by each Backstop Party, and (iv) its Expense Reimbursement Payment to the extent not previously paid (which may be set off against such Backstop Party’s 2020 Commitment Amount, at such Backstop Party’s option).

The obligation of each Backstop Party to consummate the 2020 Commitment are subject to satisfaction (or waiver by each Backstop Party in their sole discretion) of the following conditions on or prior to the 2020 Commitment Closing:

•	since the closing of the transactions contemplated by the Third Equity Commitment Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Third Equity Commitment Agreement);

•	the Rights Offering shall have been consummated in accordance with the Rights Offering Agreement and the proceeds therefrom used to repay term loans in accordance herewith;

•	all authorizations, approvals, consents or clearances under applicable law required in connection with the transactions contemplated by the 2020 Commitment shall have been obtained or filed;

•	no applicable law will have been enacted or made effective and no order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by the Third Equity Commitment Agreement, and no action by a governmental entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by the 2020 Commitment;

•	the Company shall have performed and complied, in all material respects, with all of its covenants and agreements contained in the 2020 Commitment that contemplate, by their terms, performance or compliance prior to the 2020 Commitment Closing;

•	the Fundamental Representations (as defined in the Third Equity Commitment Agreement) shall be true and correct in all respects as of the closing of the transactions contemplated by the Third Equity Commitment Agreement and as of the 2020 Commitment Closing as though made at and as of the 2020 Commitment Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and the Company shall have delivered a certificate duly executed by the Chief Executive Officer of the Company certifying that the conditions set forth in clauses (i), (v) and (vi) of Section 9.18 of the Third Equity Commitment Agreement have been fully satisfied;

•	the closing of the transactions contemplated by the Third Equity Commitment Agreement shall have occurred;

•	the 2019 Commitment Closing shall have been consummated (or the Company shall have otherwise repaid $15,000,000 of additional term loans not triggering or subject to the make-whole premium set forth in the Third A&R Credit Agreement in accordance with the 2019 Commitment on or prior to December 31, 2019);

•	evidence in form and substance reasonably acceptable to ASSF IV and ASOF Holdings that the 2020 Commitment Purchase Price will be used to repay term loans and that following such payment, the Company shall have repaid no less than $110,000,000 of term loans under the Third A&R Credit Agreement following the closing of the transactions contemplated by the Third Equity Commitment Agreement without triggering or being subject to the make-whole Premium set forth in the Third Credit Agreement (other than proceeds from the Rights Offering and the 2020 Commitment Purchase Price which may be subject to the make-whole premium);

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•	the other deliverables and actions contemplated by Section 2.2(b) (including Section 2.2(b)(iii)(A), (B), (D), (E), (F), Section 2.2(b)(iv) and Section 2.2(b)(vi)) of the Third Equity Commitment Agreement shall have been made or taken with respect to the transactions contemplated by the Third Equity Commitment Agreement, mutatis mutandis; and

•	in the case of (1) ASSF IV and ASOF Holdings, the Backstop Party (other than ASSF IV and ASOF Holdings) shall have funded to the Company its 2020 Commitment Purchase Price and (2) the Backstop Party (other than ASSF IV and ASOF Holdings), ASSF IV and ASOF Holdings shall have funded to the Company their 2020 Commitment Purchase Price.

The obligation of each Backstop Party pursuant to the 2020 Commitment may be terminated prior to the 2020 Commitment Closing as follows:

•	by mutual written agreement of the Company and the Backstop Parties;

•	automatically upon termination of this Third Equity Commitment Agreement pursuant to Article VIII of the Third Equity Commitment Agreement;

•	automatically (unless the Backstop Parties otherwise direct) if the 2020 Commitment Closing has not occurred by the 2020 Commitment Closing Date; provided, that the right to terminate the Third Equity Commitment Agreement shall not be available to any party (treating ASSF IV and ASOF Holdings as a single party and, separately, Oaktree as a single party) whose breach of any representation, warranty, covenant or other agreement contained in the Third Equity Commitment Agreement is the primary cause of the failure of the 2020 Commitment Closing to occur prior to the 2020 Commitment Closing Date); and

•	by the Company following such time as the 2020 Commitment Reduction Amount is equal to or exceeds $15,000,000; provided, that, any termination pursuant to Section 9.18 of the Third Equity Commitment Agreement shall be subject to the payment of the 2020 Commitment Fees by the Company.

The 2020 Commitment Fees shall be due and payable to the Backstop Parties within two (2) Business Days following termination of the obligations of the Backstop Parties set forth in the 2020 Commitment, and any remaining Expense Reimbursement Payments shall be due and payable to the Backstop Parties within two (2) Business Days following termination of the obligations of the Backstop Parties set forth in the 2020 Commitment (other than to a Backstop Party whose breach of its obligation to fund its 2020 Commitment Purchase Price is the cause of such termination), treating ASSF IV and ASOF Holdings as a single Backstop Party.

For these purposes:

•	“Called 2020 Commitment” means an amount in cash equal to (x) $15,000,000, less (y) the proceeds to the Company from the Series B-3 Preferred Stock actually purchased in the Rights Offering (net of all costs and expenses incurred by the Company to consummate the Rights Offering), which net proceeds are actually used by the Company to repay term loans promptly following consummation of the Rights Offering, less (z) the amount of Permitted Deleveraging Cash actually used by the Company on or after January 1, 2020 to repay term loans prior to the 2020 Commitment Closing Date without triggering or being subject to the make-whole premium set forth in the Third A&R Credit Agreement (the sum of the immediately foregoing clauses (y) and (z), the “2020 Commitment Reduction Amount”).

•	“2020 Commitment Amount” means $7,500,000 with respect to the Ares Commitment Parties (split equally between ASSF IV and ASOF Holdings) and $7,500,000 with respect to OT POF IEA Preferred B Aggregator, L.P.

•	“2020 Commitment Fees” means the fees payable to ASSF IV and ASOF Holdings and OT POF IEA Preferred B Aggregator, L.P. as set forth below, which shall be payable in cash (pro rata in accordance with the Backstop Pro Rata Share) to ASSF IV and ASOF Holdings and OT POF IEA Preferred B Aggregator, L.P. simultaneously with the 2020 Commitment Closing:

o	Commitment Fee: $375,000; and

o	Duration Fee: Up to $562,500 in the aggregate payable on any committed but uninvested amounts on the respective anniversaries as follows: (i) 45 days—$150,000; (ii) 90 days—$187,500; and (iii) 180 days—$225,000.

Accordingly, the Company may be required to issue the 2020 Commitment Warrants and the 2020 Commitment Series B-3 Preferred Stock. The exact amount of the 2020 Commitment Warrants and the 2020 Commitment Series B-3 Preferred Stock that may be issued pursuant to the 2020 Commitment is unknown and dependent upon future events and circumstances, some of which are outside of the Company’s control, and which may be viewed as part of the same transactions under the Third Equity Commitment Agreement as other issuances.

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As described above, the Third Equity Commitment Agreement provides that, to the extent the Company would be required to issue additional Warrants and additional shares of Series B-3 Preferred Stock, and such additional Warrants and Series B-3 Preferred Stock could not be issued due to NASDAQ Rule 5635(d) (such additional 2020 Commitment Warrants that are restricted from being issued, the “Capped 2020 Commitment Warrants,” and such additional shares of Series B-3 Preferred Stock that are restricted from being issued, the “Capped 2020 Commitment Series B-3 Preferred Stock”), the Company is restricted from issuing the Capped 2020 Commitment Warrants and the Capped 2020 Commitment Series B-3 Preferred Stock. Because we may be required to issue the Capped 2020 Commitment Warrants and Capped 2020 Commitment Series B-3 Preferred Stock under the Third Equity Commitment Agreement and are required to seek shareholder approval to do so, we are seeking shareholder approval in “PROPOSAL NO. 4: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED 2020 COMMITMENT SERIES B-3 PREFERRED STOCK AND CAPPED 2020 COMMITMENT WARRANTS.”

Preferred Exchange Agreement

On October 29, 2019, the Company entered into the Preferred Stock Exchange Agreement, by and among the Company, ASSF IV and ASOF Holdings, IEA LLC and other parties thereto (the “Preferred Exchange Agreement”). The Preferred Exchange Agreement provides that IEA LLC (which is managed and controlled by Oaktree) will exchange 50% of the outstanding Series A Preferred Stock held by it for shares of Series B-3 Preferred Stock and Warrants. On November 14, 2019, pursuant to the Preferred Exchange Agreement, the Company issued to IEA LLC 19,123.87 shares of Series B-3 Preferred Stock and Warrants for 657,383 shares of Common Stock (the “Preferred Exchange Agreement Warrants”) in exchange for 50% of the Series A Preferred Stock held by IEA LLC. The number of shares of Series B-3 Preferred Stock issued in the exchange was equal the aggregate stated value of the Series A Preferred Stock (the “Series A Stated Value”) exchanged (which Series A Stated Value was equal to $1,000 per share of Series A Preferred Stock plus the amount of accumulated but unpaid dividends compounded and accumulated through November 14, 2019) divided by $1,000. The number of Warrants issued in the exchange was equal to the aggregate Series A Stated Value multiplied by the fraction equal to 5.5/160 (subject to certain anti-dilution provisions in the Third Equity Commitment Agreement). Effective as of November 14, 2019, the exchanged shares of Series A Preferred Stock were cancelled and ceased to be issued and outstanding.

The Preferred Exchange Agreement Warrant is evidenced by a Warrant Certificate. The Warrant Certificate provides that the Preferred Exchange Agreement Warrant is exercisable into Common Stock at the Exercise Price. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing the Company to withhold a number of shares of Common Stock then issuable upon exercise of the Preferred Exchange Agreement Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Preferred Exchange Agreement Warrant adjusts for dividends, subdivisions or combinations of the Company’s Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and the Warrant Certificate contains Exercise Limitations to comply with NASDAQ Rule 5635(d).

In addition to the Preferred Exchange Agreement Warrant for 657,383 shares of Common Stock issued on November 14, 2019, the Preferred Exchange Agreement provides that, within five (5) business days after any issuance from time to time, of additional Common Stock, the Company shall issue to IEA LLC a number of additional Warrants equal to (A) the number of shares of such additional Common Stock multiplied by (B) the Applicable IEA LLC Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

In addition to the Preferred Exchange Agreement Warrant for 657,383 shares of Common Stock issued on November 14, 2019, the Preferred Exchange Agreement also provides that, within five (5) business days after any issuance, from time to time, of Warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, the Company shall issue to IEA LLC a number of additional Warrants equal to (A) the number of shares of such Warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (B) the Applicable IEA LLC Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

For these purposes:

•	“Applicable IEA LLC Share Factor” means the quotient determined by dividing (A) the IEA LLC Pro Rata Coverage Factor by (B) the excess of (x) one over (y) the IEA LLC Pro Rata Coverage Factor.

•	“IEA LLC Pro Rata Coverage Factor” means the product of (A) a fraction, the numerator of which is the Stated Value of the shares of Series A Preferred Stock exchanged pursuant to the Preferred Exchange Agreement, and the denominator of which is 160, and (B) 18%.

•	“Stated Value” means, with respect to a share of Series A Preferred Stock, an amount equal to the sum of (i) $1,000, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share through and on November 14, 2019.

Accordingly, the Company may be required to issue additional Preferred Exchange Agreement Warrants (“Additional Preferred Exchange Agreement Warrants”) in addition to the Preferred Exchange Agreement Warrants issued on November 14, 2019. The exact amount of Additional Preferred Exchange Agreement Warrants that may be issued pursuant to the Preferred Exchange Agreement is unknown and dependent upon future events and circumstances, some of which are outside of the Company’s control, and which may be viewed as part of the same transactions under the Third Equity Commitment Agreement as other issuances.

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As described above, (i) the Exercise Limitation in the Preferred Exchange Agreement Warrants provide that it may not be exercised into Common Stock to the extent the Common Stock could not be issued pursuant to NASDAQ Rule 5635 (the “Capped Preferred Exchange Agreement Common Stock”), and (ii) the Third Equity Commitment Agreement provides that, to the extent the Company would be required to issue Additional Preferred Exchange Agreement Warrants, and such Additional Preferred Exchange Agreement Warrants could not be issued due to NASDAQ Rule 5635(d) (such Additional Preferred Exchange Agreement Warrants, the “Capped Additional Preferred Exchange Agreement Warrants” and, together with the Capped Preferred Exchange Agreement Common Stock, the “Capped Preferred Exchange Agreement Securities”), the Company is restricted from issuing such Capped Additional Preferred Exchange Agreement Securities. Because we may be required to issue the Capped Additional Preferred Exchange Agreement Securities under the Preferred Exchange Agreement, we are seeking shareholder approval in “PROPOSAL NO. 5: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED PREFERRED EXCHANGE AGREEMENT SECURITIES.”

Rights Offering

On October 29, 2019, the Company entered into a Rights Offering Agreement by and among the Company, ASSF IV and ASOF Holdings and funds managed by Oaktree (the “Rights Offering Agreement”). The Rights Offering Agreement provides that the Company will effectuate a rights offering whereby the holders of the Company’s outstanding common stock (excluding Oaktree Power Opportunities Fund III Delaware, L.P., OT POF IEA Preferred B Aggregator, L.P., the Ares Commitment Parties and each of their director designees, the officers of the Company and any related party of any of the foregoing) will receive a transferable right, but not the obligation, to purchase shares of Series B-3 Preferred Stock and associated Warrants (the “Rights Offering”). The Rights Offering will be subject to a maximum participation of 15,000 shares of Series B-3 Preferred Stock and 515,625 Warrants, an individual investment minimum of $50,000 (and a right to participate at the minimum investment subject to pro rata reduction), and maximum of $2.25 million.

Each share of Series B-3 Preferred Stock is convertible into Common Stock upon the terms and conditions described below under “—Series B Preferred Stock.” Additionally, each Warrant will be exercisable into shares of Common Stock at an Exercise Price of $0.0001. Accordingly, the Rights Offering may result in the issuance of a substantial number of shares of Common Stock, and additionally may be viewed as part of the same transactions as the Third Equity Commitment Agreement.

Because the Rights Offering may not be a “public offering” as defined by NASDAQ Rule 5635(d), and it may be viewed as part of the same transactions as the other issuances of Warrants under the Third Equity Commitment Agreement and Preferred Exchange Agreement, and we are required to seek shareholder approval of the Rights Offering under the Third Equity Commitment Agreement, we are seeking shareholder approval in “PROPOSAL NO. 6: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE RIGHTS OFFERING, INCLUDING THE ISSUANCE OF SERIES B-3 PREFERRED STOCK AND WARRANTS.”

Series B Preferred Stock

We have three designations of Series B Preferred Stock outstanding that were issued from the Company’s authorized and unissued shares of Preferred Stock: Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock. As of the date hereof, we have 50,000 shares of Series B-1 Preferred Stock issued and outstanding, 50,000 shares of Series B-2 Preferred Stock issued and outstanding and 99,123.87 shares of Series B-3 Preferred Stock issued and outstanding. Except as noted below, the terms of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock are substantially similar.

Number. The number of authorized shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock is 50,000 shares, 50,000 shares and 130,000 shares, respectively.

Ranking. The Series Preferred Stock ranks: (a) equally in right of payment with any class or series of capital stock of the Company that expressly ranks (a) equally in right of payment with Parity Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (b) senior in right of payment to Junior Stock, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and (c) junior in right of payment to Senior Stock, if any, with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

•	“Parity Stock” means any class or series of capital stock of the Company authorized that expressly ranks equally with the Series B Preferred Stock with respect to the payment of dividends and in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock are considered Parity Stock with respect to each other.

•	“Junior Stock” means (i) the Series A Preferred Stock, (ii) the Common Stock and (iii) any other class or series of capital stock of the Company, other than Parity Stock, now existing or hereafter authorized not expressly ranking senior to any of the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

•	“Senior Stock” means any class or series of capital stock of the Company authorized which expressly ranks senior to the Series B Preferred Stock and has preference or priority over the Series B Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

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Stated Value. The Series B Preferred Stock has a stated value (the “Stated Value”) as of a particular time with respect to a share of Series B Preferred Stock, of an amount equal to the sum of (i) $1,000, as equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series B Preferred Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction with respect to the Series B Preferred Stock after the date of issuance of such share of Series B Preferred Stock, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share as a result of Series B Preferred Dividends.

Dividends. No dividends shall be paid on any shares of Series B Preferred Stock unless as, if and when declared by the Board. Except as set forth in the Certificate, dividends accumulate for each Dividend Period with respect to each share, or fraction of a share, of Series B Preferred Stock at the Accumulated Dividend Rate on the Stated Value per whole share (or fraction thereof with respect to fractional shares) and will increase the Stated Value of such share of Series B Preferred Stock on and effective as of the applicable Dividend Date without any further action by the Board (the “Series B Preferred Accumulated Dividend”); provided, that, to the extent not prohibited by applicable law, and only as, if and when declared by the Board, dividends will be declared and paid in cash with respect to each share, or fraction of a share, of Series B Preferred Stock at the Cash Dividend Rate on the Stated Value per whole share (or fraction thereof with respect to fractional shares) and will be payable in cash quarterly in arrears on the applicable Dividend Date (the “Series B 3 Preferred Cash Dividend” and together with the Series B 3 Preferred Accumulated Dividend, the “Series B 3 Preferred Dividend”).

•	“Dividend Period” means the period from the applicable issue date to the first applicable Dividend Date, and each quarterly period thereafter.

•	“Dividend Date” means to the extent that any shares of Series B Preferred Stock are then outstanding, each of March 31, June 30, September 30 and December 31 or, to the extent any of the foregoing is not a Business Day, the first Business Day following such date. A “Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

•	“Accumulated Dividend Rate” means, in the case of Series B-1 Preferred Stock, 18% per annum from and including the date of the closing of the original issuance of Series B Preferred Stock until the date of the closing of the original issuance of Series B-3 Preferred Stock and 15% per annum thereafter, in the case of Series B-2 Preferred Stock, 18% per annum from and including the date of the closing of the original issuance of Series B-2 Preferred Stock until the date of the closing of the original issuance of Series B-3 Preferred Stock and 15% per annum thereafter, and in the case of Series B-3 Preferred Stock, 15% per annum; provided, that, from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Accumulated Dividend Rate shall be the Accumulated Dividend Rate as otherwise determined pursuant to this definition plus 2% per annum. A “Non-Payment Event” means failure of the Company to redeem any shares of Series B Preferred Stock as and when required in accordance with the Certificate, in either case which is not cured within five (5) days after written notice from Ares after such default. A “Default Event” means any material breach by the Company of its obligations under this Certificate, other than a Non-Payment Event, which, if curable, is not cured on or prior to the 30th day after receipt of written notice from Ares after such default.

•	“Cash Dividend Rate” means with respect to any Dividend Period for which the Total Net Leverage Ratio is greater than 1.50 to 1.00, 13.5% per annum, and (ii) with respect to any Dividend Period for which the Total Net Leverage Ratio is less than or equal to 1.50 to 1.00, 12% per annum. The “Total Net Leverage Ratio” means, with respect to any Dividend Period, the “Total Net Leverage Ratio” (as defined under the Third A&R Credit Agreement), calculated as of the date of the most recently provided compliance certificate under the Third A&R Credit Agreement as of the beginning of such Dividend Period.

Other than as permitted pursuant to the Certificate, any Series B Preferred Cash Dividend shall be paid prior and in preference to dividends or distributions on shares of Common Stock and any shares of other Junior Stock, pari passu with and on a Pro Rata Dividend Basis with any other shares of Series B Preferred Stock and pari passu with any shares of any other Parity Stock (to the extent such Parity Stock is such because it ranks on a par with the Series B Preferred Stock as to dividends). Commencing on the applicable issue date (in the case of Series B-3 Preferred Stock), the applicable Series B Preferred Dividend shall accumulate daily on the basis of a 360-day year consisting of twelve 30-day periods on the Stated Value of each share of Series B Preferred Stock (as such Stated Value may be increased by any Series B Preferred Accumulated Dividends and the amount of Series B Preferred Dividends accumulated on the Series B Preferred Stock for any period other than a full Dividend Period shall be computed on the basis of the actual number of days elapsed during the period over a 360-day year.

Until the Series B Preferred Stock is redeemed (the “Dividend Cessation Date”), neither the Company nor any of its subsidiaries shall declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company or any of its subsidiaries, other than (i) dividends payable on (A) Senior Stock, (B) the Series B Preferred Stock under their respective certificates, (C) other Parity Stock except in accordance with the Certificates and (D) Junior Stock payable solely in the form of additional shares of Junior Stock, and (ii) dividends or distributions by a subsidiary; provided that the Company may pay cash dividends on the Series A Preferred Stock (“Class A Cash Dividends”) if permitted by the terms of the Certificates and either (x) no dividends have accumulated on any shares of Series B Preferred Stock prior to or on the date such dividend is paid on the Series A Preferred Stock or (y) as of the date such dividend is paid on the Series A Preferred Stock, the Company has redeemed, in accordance with the Series B Certificates, shares of Series B Preferred Stock having a Stated Value that has been increased as a result of all Series B Preferred Accumulated Dividends that have accumulated since the applicable amendment or issue of the Series B Preferred Stock in respect of shares of Series B Preferred Stock outstanding as of such date and the Company has paid a Series B Preferred Cash Dividend for such dividend period with respect to any shares of Series B Preferred Stock that remain outstanding.

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Liquidation Event. Subject to the rights of the holders of any Senior Stock or Parity Stock in connection therewith, upon any Liquidation Event (as defined below), each holder of Series B Preferred Stock shall be entitled to be paid, out of the assets of the Company legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock in connection with such Liquidation Event, an amount per share of Series B Preferred Stock held by such holder equal to the sum of (i) the Stated Value plus (ii) all accumulated and unpaid dividends, if any, with respect to such share calculated through the day prior to such payment.

•	A “Liquidation Event” means (i) effecting any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any voluntary or involuntary filing for bankruptcy, insolvency, receivership or any similar proceedings by or against the Company or any of its subsidiaries that holds, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, (iii) a receiver or trustee is appointed for all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis or (iv) the Company or any subsidiary of the Company that owns all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis makes an assignment for the benefit of its creditors.

Voting Rights. Other than any voting rights provided by applicable law or as expressly provided by this the Series B Certificates, the holders of the Series B Preferred Stock (in their capacities as such) do not have voting rights of shareholders under the Series B Certificates, the Certificate of Incorporation, the Bylaws and the Securities Act, on account of the shares of Series B Preferred Stock from time to time held by such holders.

As If Converted Voting. From and after such time as the Conversion Conditions are satisfied, on each matter submitted to a vote of the stockholders of the Company other than the election of directors, the shares of Series B Preferred Stock shall vote with the Common Stock as a single class. Each share of Series B Preferred Stock shall have a number of votes equal to the number of shares of Common Stock that such share of Series B Preferred Stock would have been converted into pursuant to conversion upon failure to redeem as of the record date for the applicable vote of stockholders (without giving effect to the Conversion Floor (as hereinafter defined)), with such record date being deemed to be the Conversion Date (as defined below); provided, that, for so long as the Company is subject to the NASDAQ Marketplace Rules, for purposes of any shareholder approvals required pursuant to Nasdaq Marketplace Rule 5635(a), (b), (c) and (d) as in effect on the date hereof, each share of Series B Preferred Stock shall have a number of votes determined by dividing (i) the Stated Value plus, without duplication, accrued and unpaid dividends as of the record date for the applicable vote of stockholders by (ii) the greater of (a) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the record date for the applicable vote of stockholders and (b) $2.83 (equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series B Preferred Stock or Common Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction).

•	“Conversion Conditions” means satisfaction of the following conditions: both (x) the holders of the Company’s capital stock entitled to vote on such matters shall have approved the issuance of the Common Stock upon conversion of the Series B Preferred Stock in compliance with Nasdaq Marketplace Rule 5635, and (y) at least sixty days shall have elapsed following the Mandatory Redemption Date (as defined below).

Consent Rights. Until the Dividend Cessation Date of all Series B Preferred Stock, the Company shall not, and shall cause its subsidiaries not to, directly or indirectly (whether by merger, consolidation, amendment of the Series B Certificates or otherwise), without the prior written approval of Ares Management LLC, on behalf of its affiliated funds, investment vehicles and/or managed accounts (“Ares”):

•	create, or authorize the creation of, or issue or obligate itself to issue any shares of, (A) Senior Stock, (B) other than pursuant to the Exchange Agreement or the Rights Offering, Parity Stock (including any Series B Preferred Stock), (C) any capital stock that votes as a single class with the Series B Preferred Stock on any of the matters which require the consent of the holders of a majority of the Series B Preferred Stock, or (D) any capital stock of a Subsidiary of the Company, other than issuances by a wholly owned subsidiary of the Company to the Company;

•	reclassify, alter or amend any capital stock of the Company or its subsidiaries if such reclassification, alteration or amendment would render such other capital stock senior to or pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends;

•	enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with any other person pursuant to which the Company or such subsidiary would not be the surviving entity in such transaction, if as a result of such transaction, any capital stock or equity or equity-linked securities of such person would rank senior to or pari passu with the Series B Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the surviving entity or such subsidiary;

•	assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any indebtedness for borrowed money (specifically excluding letters of credit, performance or payment bonds, and capitalized lease obligations) if, after taking into account such assumption, incurrence or guarantee of such indebtedness for borrowed money, the aggregate outstanding amount of such indebtedness for borrowed money of the Company and its subsidiaries would exceed $5,000,000 on a consolidated basis, other than any indebtedness for borrowed money under the Third A&R Credit Agreement (or any refinancing thereof) in a principal amount not to exceed the specified debt limit;

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•	authorize or consummate any Change of Control (as defined in the Series B Certificates) or Liquidation Event unless on or prior to the consummation of such Change of Control or Liquidation Event, all shares of Series B Preferred Stock will be redeemed, paid or purchased in full at the price specified in this Series B Certificates, as applicable;

•	alter, amend, supplement, restate, waive or otherwise modify any provision of the Series B Certificates or any other governing document of the Company (including the Certificate of Incorporation, Bylaws and any other certificate of designations) in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of the Series B Preferred Stock; provided that any amendments that are either (i) adversely disproportionate to holders of the any series of Series B Preferred Stock as compared to other holders of the other Series B Preferred Stock or (ii) adversely affect the definition of Cash Dividend Rate or Accumulated Dividend Rate or the redemption required by the Series B Certificates shall require the prior written approval of each adversely affected holder of Series B Preferred Stock;

•	alter, amend, supplement, restate, waive or otherwise modify or enter into any governing document of the Company or any other document to which the Company is or will be party or by which it or any of its property is or will be bound in a manner that is reasonably expected to be adverse to the rights of the holders of the Series B-1 Preferred Stock or the holders of the Series B-2 Preferred Stock to appoint a Series B Director;

•	at any time when the Company is prohibited from making Class A Cash Dividends, utilize the restricted payment basket set forth in the Third A&R Credit Agreement for any purpose other than making a Series B Preferred Cash Dividends or redeeming, repurchasing or otherwise retiring Series B Preferred Stock, provided that any dividends paid in respect of each share of Series B Preferred Stock shall be made on a pro rata basis and any redemptions, repurchases or other retirements of shares of Series B Preferred Stock shall comply with the respective Series B Certificates;

•	enter into any amendment to the Third A&R Credit Agreement (including an amendment and restatement or refinancing) that materially and adversely affects the ability of the Company to make cash dividend payments, liquidation payments or redemption payments;

•	increase the size of the Board;

•	conduct any business or enter into or conduct any transaction or series of transactions with, or for the benefit of, any affiliate of the Company (other than transactions with or among wholly-owned subsidiaries of the Company) other than (A) compensation of members of the Board and officers, in their capacity as such, as approved by the Board, (B) payments of dividends on and redemption or repurchase of Series A Preferred Stock or Series B Preferred Stock, (C) actions taken pursuant to any agreement with an affiliate in effect as of the amendment date or issue date or (D) transactions with portfolio companies of affiliates of the Company, including portfolio companies or subsidiaries of any parent company of any affiliate (including, with respect to Oaktree, Brookfield Asset Management, Inc.), in the ordinary course of business on arms-length terms;

•	enter into any transaction, contract, agreement or series of related transactions, contracts or agreements with respect to the provision of services to customers involving aggregate consideration in excess of $175,000,000 in the case of the Issuer’s operations involved in the provision of rail infrastructure services or in case of other operations, in excess of $125,000,000;

•	the Company shall not, and shall cause its Subsidiaries (other than SAIIA Holdings, LLC (“SAIIA”) and Subsidiaries of SAIIA) not to, directly or indirectly (whether by merger, consolidation, amendment of this Series B Certificates or otherwise), without the prior written approval of Ares:

o	enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with SAIIA or any of its subsidiaries;

o	assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any Indebtedness (as defined in the Third A&R Credit Agreement) or other obligations or liabilities of (including the assumption of any joint and several liabilities), by, or for the benefit of SAIIA or any of its subsidiaries, other than Permitted Investments (as defined below);

o	create, incur, assume or permit to exist any lien upon or with respect to any property or assets (whether now owned or hereafter acquired) for the benefit of SAIIA or any of its subsidiaries or securing any obligations of SAIIA or any of its subsidiaries, other than Permitted Investments;

o	consummate any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions), including any disposition by means of a merger, consolidation or similar transaction, of any shares of Capital Stock of a Subsidiary or any other assets of the Company or any Subsidiary to SAIIA or any of its Subsidiaries, other than Permitted Investments; or

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o	make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of, SAIIA or any of its subsidiaries (collectively, the “Investments”), except (x) in connection with intercompany services in the ordinary course of business and consistent with past practice, including services in connection with payroll, cash management, cash pooling, tax management and working capital management, (y) Investments and any other transaction described in the three items above that in the aggregate do not to exceed in any fiscal year, $10,000,000 plus the actual cash dividends or other distributions in respect of capital stock received by the Company and its subsidiaries (other than SAIIA and its subsidiaries) from SAIAA and its subsidiaries and (z) joint and several obligations of SAIIA and its subsidiaries with the Company and its subsidiaries with respect to (A) the Third A&R Credit Agreement (including any refinancing thereof in compliance with these provisions) and (B) surety bonds, in each case other than in connection with indebtedness, letters or credit, or surety bonds incurred for the benefit of SAIIA and its subsidiaries subsequent to the date of this Agreement (collectively, “Permitted Investments”).

Optional Redemption. The Company may, at any time and from time to time, redeem all or any portion of the any series of Series B Preferred Stock then outstanding at the Optional Redemption Price per share; provided, that any redemption of less than all of the such series of Series B Preferred Stock outstanding shall be on a pro rata basis among the holders of the series of Series B Preferred Stock in accordance with the number of shares of Series B-3 Preferred Stock then held by such holders.

•	The Optional Redemption Price is a price per share of Series B Preferred Stock in cash equal to the greater of (i) the Stated Value thereof plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption and (ii) $1,500, plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption, minus the amount of any Series B-3 Preferred Cash Dividends actually paid on such share of Series B-3 Preferred Stock since the applicable amendment or issue date of the Series B Preferred Stock.

Mandatory Redemption. On February 15, 2025, the Company shall redeem all shares of Series B Preferred Stock then outstanding at the Mandatory Redemption price per share. The Mandatory Redemption price per share equals a price per share of Series B Preferred Stock in cash equal to the Stated Value thereof plus all accumulated and unpaid dividends thereon calculated through the day prior to such redemption.

If the Company does not redeem all shares of Series B Preferred Stock outstanding within sixty (60) days from the Mandatory Redemption Date, then during the period from the sixtieth (60th) day following the Mandatory Redemption Date until the date upon which all shares of Series B-3 Preferred Stock then outstanding are redeemed in full,

•	to the fullest extent permitted by applicable law, the Board shall owe a fiduciary duty to all holders of Series B Preferred Stock and accordingly, shall owe the same fiduciary duties to holders of Series B Preferred Stock and the holders of the Common Stock as if the Series B Preferred Stock and the Common Stock comprise a single class of common stock of the Company;

•	the size of the Board shall be increased such that holders of Series B Preferred Stock shall, so long as any shares of Series B Preferred Stock remain outstanding, at all times have the right to designate and appoint (and the corresponding right to remove and fill vacancies respecting) a majority of the members of the Board (including any committees thereof) acting by a vote of a majority of shares of the Series B Preferred Stock voting together as a class; provided that, for so long as the Company is subject to the NASDAQ Marketplace Rules, the holders of Series B Preferred Stock shall only have such rights if on an as-converted basis calculated in accordance with conversion rates of the Series B Certificates (without giving effect to the Conversion Floor), the holders of Series B Preferred Stock and their affiliates “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) greater than 50% of the voting power of the Common Stock and the Series B Preferred Stock voting as a single class; and

•	the Accumulated Dividend Rate and the Cash Dividend Rate shall each be increased to a rate of 25% per annum on the Series B Preferred Stock until the redemption in full of all of the Series B Preferred Stock in accordance with the terms of the Series B Certificates.

Redemption in Connection with Certain Events. Subject to compliance with the terms of the Third A&R Credit Agreement, the Company is required to redeem all of the Series B Preferred Stock as a condition to the consummation of a Change in Control at the Optional Redemption Price, as well as use the net cash proceeds from any Qualifying Equity Sale or Significant Disposition to redeem the maximum number of shares of Series B Preferred Stock, on a pro rata basis, at the Optional Redemption Price that are redeemable from the net cash proceeds from such Qualifying Equity Sale or Significant Disposition.

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•	A “Change of Control” means any (a) direct or indirect acquisition (whether by a purchase, sale, transfer, exchange, issuance, merger, consolidation or other business combination) of shares of capital stock or other securities, in a single transaction or series of related transactions, (b) merger, consolidation or other business combination directly or indirectly involving the Company (c) reorganization, equity recapitalization, liquidation or dissolution directly or indirectly involving the Company, in each case for clauses (a) – (c) which results in any one person, or more than one person that are affiliates or that are acting as a group, other than a permitted holder, acquiring direct or indirect ownership of equity securities of the Company which, together with the equity securities held by such person, such person and its affiliates or such group, constitutes more than 50% of the total direct or indirect voting power of the equity securities of the Company, taken as a whole, or (d) direct or indirect sale, lease, exchange, transfer or other disposition, in a single transaction or series of related transactions, of assets or businesses that constitute or represent all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to a person other than the Company, any of its subsidiaries, or a permitted jolder; provided, that no Change of Control shall be deemed to have occurred pursuant to clause (a) due to the acquisition of shares of Common Stock by Oaktree or its affiliates upon (x) the conversion of shares of Series A Preferred Stock held by Oaktree or its affiliates on the date hereof into shares of Common Stock, (y) pursuant to Section 3.6 of the Merger Agreement or (z) the exercise of any Warrants. For the avoidance of doubt, a Change of Control shall be deemed to have occurred if Oaktree acting alone or in a group (as defined in Section 13(d)(3) of the Exchange Act)) with any Person (other than another Permitted Holder) consummates a merger, acquisition or similar transaction with the Company or any of its Subsidiaries.

•	A “Qualifying Equity Sale” means the sale by the Company or any of its subsidiaries of any capital stock of the Company or such subsidiary, including the sale of such capital stock upon the cash exercise of any warrants issued by the Company; provided that “Qualifying Equity Sale” shall not include (i) sales of any Common Stock of the Company or derivatives thereof (such as options) to management, consultants or directors of the Company or any of its subsidiaries pursuant to a stock incentive plan approved by the Board, (ii) sales of capital stock to the extent the proceeds thereof are used to maintain the Company’s solvency (as reasonably determined by the Board as of the date of issuance) or to avoid a default under any bona-fide credit agreement to which the Company or any of its subsidiaries are subject (e.g., an equity cure) with any lender, (iii) issuances of capital stock of the Company to any person as consideration for any bona-fide acquisition by the Company or any of its subsidiaries approved by the Board (including any Board member nominated by Ares) and the primary purpose of which is not to obtain financing, (iv) issuance of capital stock pursuant to the Third Equity Commitment Agreement, the Exchange Agreement or the Rights Offering or (v) issuance of Common Stock upon exercise of outstanding options or warrants or conversion of convertible securities.

•	A “Significant Disposition” means any direct or indirect sale, lease, license, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of any assets or businesses of the Company and/or its subsidiaries outside the ordinary course of business for which the Company and/or its subsidiaries receives consideration having a value in excess of $5,000,000.

Conversion into Common Stock in Connection with Certain Events. If the Conversion Conditions are satisfied, a majority of the holders of the Company’s Series B Preferred Stock can elect to convert the Series B Preferred Stock into shares of the Company’s Common Stock. Each holder of Series B Preferred Stock will be issued a number of shares of Common Stock determined by dividing (i) the Stated Value plus, without duplication, accrued and unpaid dividends as of the Conversion Date for the share(s) of Series B Preferred Stock to be converted by (ii) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date; provided, that, for so long as the Company is subject to the NASDAQ Marketplace Rules, clause (ii) shall equal the greater of (a) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date and (b) $0.28 (equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series B Preferred Stock or Common Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction) (such amount in this clause (b) as so adjusted, the “Conversion Floor”).

Board Designation Rights. The Series B-1 Certificate and Series B-2 Certificate, but not the Series B-3 Certificate, provide Ares with a right to designate directors to our Board as follows.

•	From and after the initial issuance of the Series B-1 Preferred Stock, and for so long as Ares and its Affiliates hold at least 50% of the Series B-1 Preferred Stock issued to Ares on the as of such date, the Series B-1 Preferred Stock shall have the right to designate and appoint the First Series B Director. Ares shall have the exclusive right to designate and appoint or replace, either in writing without a meeting or by vote at any meeting called for such purpose, the First Series B Director. Upon Ares and its Affiliates no longer holding at least 50% of the Series B-1 Preferred Stock issued to Ares on the initial closing date, the term of the First Series B Director will end and the First Series B Director immediately shall cease to be a director.

•	From and after September 13, 2019, and for so long as Ares and its Affiliates hold at least 50% of the Series B-2 Preferred Stock issued to Ares on the initial closing date of the Series B-2 Preferred stock, the Series B-2 Preferred Stock shall have the right to designate and appoint a Second Series B Director. Ares shall have the exclusive right to designate and appoint or replace, either in writing without a meeting or by vote at any meeting called for such purpose, the Second Series B Director. Upon Ares and its Affiliates no longer holding at least 50% of the Series B-2 Preferred Stock issued to Ares on the initial issuance date of the Series B-2 Preferred Stock, the term of the Second Series B Director will end and the Second Series B Director immediately shall cease to be a director.

As described above, the Series B Preferred Stock may become convertible into Common Stock. The exact amount of shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock is unknown and dependent upon future events and circumstances, some of which are outside of the Company’s control. Because we may be required to issue the shares of Common Stock under the Series B-1 Certificate, Series B-2 Certificate and Series B-3 Certificate beyond the thresholds that required approval under NASDAQ Rule 5635(d), and we are required to seek shareholder approval of such conversion under the Third Equity Commitment Agreement, we are seeking shareholder approval in:

•	“PROPOSAL NO. 7: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SHARES OF SERIES B-1 PREFERRED STOCK;”

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•	“PROPOSAL NO. 8: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SHARES OF SERIES B-2 PREFERRED STOCK;” and

•	“PROPOSAL NO. 9: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SHARES OF SERIES B-3 PREFERRED STOCK”

in accordance with NASDAQ Rule 5635(d), to allow us to issue the shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock, respectively.

Other Proposal Considerations

Registration Rights Agreement Amendment

On November 14, 2019, in connection with the closing of the transactions under the Third Equity Commitment Agreement, the Company entered into the Fourth Amendment to Amended and Restated Registration Rights Agreement (the “RRA Amendment”), by and among the Company, IEA LLC, and the Ares Commitment Parties and OT POF IEA Preferred B Aggregator, L.P. The RRA Amendment amends the registration rights agreement, dated as of March 28, 2018, as amended (the “Registration Rights Agreement”), to provide the Ares Commitment Parties and OT POF IEA Preferred B Aggregator, L.P. with shelf registration and “piggyback” registration rights with respect to the Common Stock issuable upon exercise of Warrants and Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock (as defined below).

A&R Investor Rights Agreement

At the closing of the Merger in March 2018 (the “Closing”), the Company entered into an Investor Rights Agreement with M III Sponsor, on the one hand, and with IEA LLC and Oaktree, in its capacity as the representative of the Selling Stockholders, on the other hand (the “Investor Rights Agreement”). The “Selling Stockholders” (as such term is defined in the Investor Rights Agreement) include Oaktree, any affiliate of Oaktree and any executive officer, director or member of IEA LLC as of immediately prior to Closing (or any affiliate or family member thereof or any trust formed for the benefit of any of the foregoing persons).

Pursuant to the Investor Rights Agreement, each of IEA LLC and any affiliated transferee thereof has granted to Oaktree a power of attorney to vote such person’s Common Stock and to act on such person’s behalf under the Investor Rights Agreement.

The Investor Rights Agreement grants consent rights to Oaktree over certain matters for so long as the Selling Stockholders directly or indirectly beneficially own at least fifty percent (50%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing (the “Seller Higher Condition”). Additionally, Oaktree has the right to nominate two directors to the Board so long as the Seller Higher Condition is met or nominate one director so long as Selling Stockholders directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing.  In the case of an increase in the size of the Board or an increase in their ownership percentage, the Selling Stockholders may nominate additional directors proportional to their ownership.

The Investor Rights Agreement grants consent rights to M III Sponsor over certain matters for so long as M III Sponsor and the persons listed on Schedule A-2 of the Investor Rights Agreement, directly or indirectly, beneficially own at least fifty percent (50%) of the Common Stock (including Earnout Shares (as defined below)) beneficially owned by such persons as of Closing (the “Sponsor Higher Condition”). Additionally, M III Sponsor has the right to nominate two directors to the Board so long as the Sponsor Higher Condition is met or nominate one director so long as such persons directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by such persons as of Closing.   In the case of an increase in the size of the Board or an increase in their ownership percentage, M III Sponsor may appoint additional directors proportional to its ownership.

IEA LLC has agreed under the Registration Rights Agreement that the shares of Common Stock it received at Closing will not be transferable, assignable or salable by it (in each case, subject to certain agreed exceptions) until the date that is 180 days after Closing (and, to the extent distributed to certain members of management, such shares shall not be transferable until the second anniversary of the Closing).

On May 20, 2019, in connection with the closing of the transactions under the First Equity Commitment Agreement, the Company entered into an Amended and Restated Investor Rights Agreement (“A&R Investor Rights Agreement”), by and among the Company, M III Sponsor, IEA LLC and Oaktree Power Opportunities Fund III Delaware, L.P. The A&R Investor Rights Agreement amends and restates the Investor Rights Agreement in order to, among other things, increase the size of the Company’s Board to nine (9) directors (as a result of Ares obtaining the right to designate a director to the Board pursuant to the Series B-1 Certificate).

On August 30, 2019, in connection with the closing of the transactions under the Second Equity Commitment Agreement, the Company entered into the Second Amended and Restated Investor Rights Agreement (“Second A&R Investor Rights Agreement”), by and among the Company, M III Sponsor, IEA LLC and Oaktree Power Opportunities Fund III Delaware, L.P. The Second A&R Investor Rights Agreement amends and restates the A&R Investor Rights Agreement in order to, among other things, increase the size of the Company’s Board to ten (10) directors (as a result of Ares obtaining the right to designate an additional director to the Board pursuant to the Series B-2 Certificate).

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Investor Rights Agreement

On November 14, 2019, in connection with the closing of the transactions under the Third Equity Commitment Agreement, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”), dated November 14, 2019, by and among the Company, the Ares Commitment Parties, IEA LLC and OT POF IEA Preferred B Aggregator, L.P. The Investor Rights Agreement provides that if the Company does not redeem all shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock (and collectively with the Series B-1 Preferred Stock and Series B-2 Preferred Stock, the “Series B Preferred Stock) outstanding within sixty (60) days from their respective mandatory redemption dates, then during the period from the sixtieth (60th) day following their respective mandatory redemption dates until the date upon which all shares of Series B Preferred Stock then outstanding are redeemed in full (the “Exit Right Period”), then (i) the Board, to the fullest extent permitted by applicable law, shall owe a fiduciary duty to all holders of Series B Preferred Stock to the same extent as the holders of Common Stock, (ii) the size of the Board shall be increased such that holders of Series B Preferred Stock, voting as a single class, have the right to designate and appoint (and the corresponding right to remove and fill vacancies) a majority of the members of the Board; provided, however, that for so long as the Company is subject to the rules of NASDAQ, the holders of the Series B Preferred Stock shall only have such right if, on an as converted basis calculated under the Series B-3 Certificate of Designation, the holders of the Series B Preferred Stock and their affiliates beneficially own greater than 50% of the voting power of the Common Stock and the Series B Preferred Stock voting together as a single class, (iii) the Accumulated Dividend Rate (as defined in the applicable certificate of designation) and the Cash Dividend Rate (as defined in the applicable certificate of designation) shall each be increased to a rate of 25% per annum on the Series B Preferred Stock until redemption in full, and (iv) the holders of a majority of the shares of Series B Preferred Stock shall have the right to cause the Company to, in or more transactions, effect a sale (directly or indirectly) of some or all of the assets or equity of the Company and any of its subsidiaries, and to use the proceeds thereof to redeem in full, or to the fullest extent, the Series B Preferred Stock (a “Redemption Sale”). If the conditions of a Redemption Sale are triggered, the Company will be required to take all actions necessary or requested to implement and consummate such Redemption Sale, and will be required to use commercially reasonable efforts to cooperate to implement and consummate such Redemption Sale. Under the Investor Rights Agreement, the Company will covenant to not take, or cause its subsidiaries to take, any actions that could reasonably be expected to delay, impede or prohibit a Redemption Sale. Each party to the Investor Rights Agreement (other than the Company) will agree, during any Exit Right Period, to vote all securities of the Company to ensure the terms of the Investor Rights Agreement are effectuated (including voting in favor of a Redemption Sale), as well as to abide by other restrictions.

Voting Agreement

On October 29, 2019, the Company entered into the Voting Agreement by and among the Company, the Oaktree Stockholders and the M III Stockholders. The Voting Agreement provides that, at any meeting of the Company’s shareholders for the purpose of approving the issuance of Warrants under the Third Equity Commitment Agreement and for the conversion of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock in connection with certain events, the Oaktree Stockholders and the M III Stockholders severally agreed that they will vote in favor of such proposals. Additionally, each Stockholder has covenanted and agreed not to offer or agree to sell or otherwise dispose of or grant a proxy with respect to its voting rights unless such transferee agrees to be bound by the terms of the Voting Agreement. The obligations and restrictions under the voting agreement will automatically terminate on the date on which the shareholder approval of the issuance of Warrants and Common Stock upon the convertibility of the Series B Preferred Stock as needed to comply with NASDAQ is obtained. The Voting Agreement contains certain limited representations and warranties by the Company and the Stockholders. Additionally, the Company and the Stockholders have made certain limited covenants, including a covenant by the Stockholders to not dispose of or encumber any shares of Common Stock.

Indemnification Letter

On October 29, 2019, the Company entered into a letter agreement providing for certain indemnification obligations by the Company in favor of Oaktree similar to the indemnification obligations of the Company to ASSF IV and ASOF Holdings under the Third Equity Commitment Agreement (the “Indemnification Letter”).

Special Committee Process and Recommendation

As previously disclosed, the Company experienced multiple severe weather events that began late in the third quarter and continued into the fourth quarter of 2018, which impacted the Company’s business, including with respect to its financial and liquidity positions and operating cash flows.

During the early part of 2019, the Company sought additional sources of liquidity. When it became apparent that the potential financial sources were likely to include Oaktree, the Board established a special committee comprised of John M. Eber, Charles H.F. Garner, Mohsin Y. Meghji and Terence Montgomery. The Board determined that the members of the special committee: (a) had the requisite familiarity with the Company, its business, and the industry in which it operates to analyze proposed financing sources, (b) had no interest in or connection to any proposed financing sources different from the interests of the Company’s stockholders generally (other than interests that the Board deemed to be not material), (c) met the applicable guidelines for independence under the rules of NASDAQ, and (d) would be unbiased in their review of a proposed transaction. The special committee was charged with, among other things, reviewing and evaluating the transactions and determining whether or not to recommend the transactions to the Board, and considering alternatives to the transactions.

On May 20, 2019, the Company entered into and completed the transactions contemplated by the First Equity Commitment Agreement and amended and restated the terms of its Series A Preferred Stock. Pursuant to the terms of the First Equity Commitment Agreement, the Company issued and sold 50,000 shares of Series B-1 Preferred Stock and warrants exercisable into 2,545,934 shares of the Company’s Common Stock to ASSF IV and OT POF IEA Preferred B Aggregator, L.P. The Company’s entrance into and completion of those transactions had been recommended by the special committee of the Company’s Board. At a meeting of the Company’s stockholders held on August 14, 2019, the Company’s stockholders approved the issuance of warrants under the First Equity Commitment Agreement and the convertibility of the Series A Preferred Stock, as amended.

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Following the First Equity Commitment Agreement, the Company continued to seek additional sources of liquidity. On June 21, 2019, the Board formed a committee of directors comprised of John M. Eber, Charles H.F. Garner, and Mohsin Y. Meghji (the “Special Committee”) in connection with a proposed financing transaction (the “Proposed Transaction”) that was anticipated to involve, among other persons, Oaktree. The Board determined that the members of the Special Committee: (a) had the requisite familiarity with the Company, its business, and the industry in which it operates to analyze proposed financing sources, (b) had no interest in or connection to any proposed financing sources different from the interests of the Company’s stockholders generally (other than interests that the Board deemed to be not material), (c) met the applicable guidelines for independence under the rules of NASDAQ, and (d) would be unbiased in their review of a proposed transaction. The Special Committee was charged with, among other things, reviewing and evaluating the Proposed Transaction and determining whether or not to recommend the Proposed Transaction to the Board, and considering alternatives to the Proposed Transaction. The Special Committee retained Willkie Farr & Gallagher LLP, as its legal counsel, and Perella Weinberg Partners (“Perella”) to act as its financial advisor.

From June 2019 through August 13, 2019, the Special Committee and its advisors participated in the negotiation of the Proposed Transaction with Ares, Oaktree and the Company, met with the Company and its advisors, and received reports from the Company and its advisors regarding the financial condition, business, operations, surety bond capacity and availability, and prospects of the Company. During such period, the Special Committee held over 20 formal Special Committee meetings, and the members separately consulted with the Special Committee’s advisors. Based on the foregoing, and other factors that the Special Committee deemed relevant, on August 13, 2019, the Special Committee recommended to the Board that the Company execute, deliver and perform the transactions under the Second Equity Commitment Agreement.

In connection with the Second Equity Commitment Agreement, the Company entered into a non-binding term sheet (the “Non-Binding Term Sheet”) that provided for, among other things:

•	the issuance of an additional 110,000 shares of Series B Preferred Stock and 4,600,000 Warrants, and subject to the conditions described below, a possible merger resulting in the Company going private at a price of $5.12 per share to the stockholders not affiliated with Oaktree (the “Merger”), with 60% of the capital for such transactions provided by Ares and the remaining 40% provided by one or more funds, investment vehicles and/or accounts manage or advised by Oaktree Capital Management or another third party (the “Non-Ares Investor”); and

•	either the purchase by Ares of all issued and outstanding Series A Preferred Stock at a 10% discount to its liquidation preference and subsequent conversion of the acquired shares to Series B Preferred Stock (without giving effect to the discount), or the purchase by Ares of additional shares of Series B Preferred Stock and redemption by the Company of the issued and outstanding Series A Preferred Stock at a 10% discount to its liquidation preference using the proceeds thereof, each with an additional 1,250,000 warrants issued to Ares (together with the sale of the additional 110,000 shares of Series B Preferred Stock.

The contemplated potential transactions under the Non-Binding Term Sheet were subject to further due diligence, the negotiation of definitive agreements with Ares, Oaktree and, if applicable, another third party not yet identified, and obtaining required approvals by all parties, including but not limited to a majority vote of the Company's unaffiliated stockholders.

On August 30, 2019, the transactions contemplated by the Second Equity Commitment Agreement were completed and among other things, the Company issued 50,000 shares of Series B-2 Preferred Stock and the Second ECA Warrants to the Ares Commitment Parties.

The Special Committee and its advisors participated in the negotiation of the potential transactions contemplated by the Non-Binding Term Sheet with Ares, Oaktree and the Company. The Company, the Special Committee and their respective advisors identified and contacted potential strategic and financial investors regarding their interest in pursuing an acquisition transaction or investing in the Company either as the Non-Ares Investor pursuant to the Non-Binding Term Sheet or on different terms. Potential investors contacted included both those who had been contacted in the Company’s sale and investment processes conducted earlier in 2019 and those who had not. On September 17, 2019, the Ares Commitment Parties delivered a notice that the Ares Commitment Parties were ready, willing and able to consummate their portion of the transactions contemplated by the Non-Binding Term Sheet. However, no potential investor was willing to commit to be the Non-Ares Investor contemplated by the Non-Binding Term Sheet and, following further discussions with the relevant parties, the Company announced that it was discussing an alternative transaction to the transactions contemplated in the Non-Binding Term Sheet that would include an additional investment in the Company’s preferred stock by Ares, but which did not include the Merger or any other going private transaction.

The Special Committee and its advisors participated in the negotiation of such alternative transaction with Ares, Oaktree and the Company, met with the Company and its advisors, and received reports from the Company and its advisors regarding the financial condition, business, operations, surety bond capacity and availability, and prospects of the Company. In addition, during the period subsequent to the approval of the Second Equity Commitment Agreement, the Special Committee held approximately 15 formal Special Committee meetings, and the members separately consulted with the Special Committee’s advisors. Based on the foregoing, the absence of an alternative transaction, and other factors that the Special Committee deemed relevant, on October 28, 2019, the Special Committee recommended to the Board that, subject to the satisfaction of certain conditions (which the Company determined were satisfied), the Company execute, deliver and perform the following agreements and the transactions expressly contemplated thereby as an entirety: the Third Equity Commitment Agreement, the Series B Certificates, the Preferred Exchange Agreement, the Rights Offering Agreement, the Voting Agreement, the Indemnification Letter and an Expense Reimbursement Letter with M III Sponsor. The Special Committee has not made a recommendation as to how holders of Common Stock should vote on the matters set forth in this Proxy Statement.

Additional Information

For more information regarding the Second Equity Commitment Agreement, Third Equity Commitment Agreement, the Series B Preferred Stock and the terms thereof, the Warrants, the Rights Offering Agreement, the RRA Amendment, the Investor Rights Agreement, the Preferred Exchange Agreement, and the Voting Agreement, please see the Quarterly Report on Form 10-Q filed by the Company on November 12, 2019 and the Current Reports on Form 8-K filed by the Company on August 30, 2019, October 30, 2019 and November 15, 2019.

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PROPOSAL NO. 1: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE issuance of the Capped Second ECA Warrants

Please read “Background for the Proposals—Second Equity Commitment Agreement” for a description of the transactions related to this Proposal 1.

Effect on Current Shareholders if this Proposal is Not Approved

If our shareholders do not approve this proposal, then the Company may not issue the Capped Second ECA Warrants.

Potential Dilutive Effect to Existing Shareholders

If this proposal is approved, the percentage ownership of the Company held by current shareholders could decline as a result of Common Stock issued upon exercise of the Capped Second ECA Warrants. This also means that current shareholders would therefore have less ability to influence significant corporate decisions requiring shareholder approval following the exercise of Capped Second ECA Warrants into Common Stock than they would have if the issuance of the Capped Second ECA Warrants is not approved. Common Stock issuances upon exercise of the Capped Second ECA Warrants could also have a dilutive effect on book value per share and any future earnings per share. Additional issuances of Common Stock, including upon exercise of the Capped Second ECA Warrants, could also cause prevailing market prices for our Common Stock to decline.

Because the timing and amount of additional issuances of Capped Second ECA Warrants and conversion of Capped Second ECA Warrants into Common Stock is uncertain, the exact magnitude of the dilutive effect of the Capped Second ECA Warrants cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Interest of Certain Persons in this Proposal

Ares, as an affiliate of the parties to which the Capped Second ECA Warrants may be issued, has a right to appoint two members to the Board, but has not done so as of the date of this Proxy Statement. Accordingly, certain of our directors may be considered to have an interest in this transaction due to their positions with affiliates of the commitment parties to the Second Equity Commitment Agreement.

Required Vote

The issuance of the Capped Second ECA Warrants as set forth in this proposal must be approved by an affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast will have no effect on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED SECOND ECA WARRANTS.

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PROPOSAL NO. 2: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED THIRD ECA SECURITIES

Please read “Background for the Proposals—Third Equity Commitment Agreement—Third ECA Securities” for a description of the transactions related to this Proposal 2.

Effect on Current Shareholders if this Proposal is Not Approved

If our shareholders do not approve this proposal, then the Company may not issue the Capped Third ECA Securities.

Potential Dilutive Effect to Existing Shareholders

If this proposal is approved, the percentage ownership of the Company held by current shareholders could decline as a result of the Capped Third ECA Securities. This also means that current shareholders would therefore have less ability to influence significant corporate decisions requiring shareholder approval following the issuance of Capped Third ECA Securities or their exercise into Common Stock than they would have if the issuance of the Capped Third ECA Securities is not approved. The issuance of the Capped Third ECA Securities or their conversion into Common Stock could also have a dilutive effect on book value per share and any future earnings per share. Issuance of Capped Third ECA Securities or their conversion into Common Stock, could also cause prevailing market prices for our Common Stock to decline.

Because the timing and amount of additional issuances of Capped Third ECA Securities and conversion of Capped Third ECA Securities into Common Stock is uncertain, the exact magnitude of the dilutive effect of the Capped Third ECA Securities cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Interest of Certain Persons in this Proposal

Oaktree has the right to appoint two directors to our Board. Oaktree is an affiliate of one of the commitment parties to the Third Equity Commitment Agreement and may be issued Capped Third ECA Securities. Ian Schapiro and Peter Jonna have been appointed to our Board by Oaktree. Ian Schapiro serves as a managing director and a portfolio manager for Oaktree’s GFI Energy Group, and Peter Jonna serves as a Senior Vice President of Oaktree’s GFI Energy Group. Ares, as an affiliate of the parties to which the Third ECA Warrants have been issued and Capped Third ECA Securities may be issued, has a right to appoint two members to the Board, but has not done so as of the date of this Proxy Statement. Accordingly, certain of our directors may be considered to have an interest in this transaction due to their positions with affiliates of the commitment parties to the Third Equity Commitment Agreement.

Required Vote

The issuance of the Capped Third ECA Securities as set forth in this proposal must be approved by an affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast will have no effect on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED THIRD ECA SECURITIES.

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PROPOSAL NO. 3: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED 2019 COMMITMENT SERIES B-3 PREFERRED STOCK AND CAPPED 2019 COMMITMENT WARRANTS

Please read “Background for the Proposals—Third Equity Commitment Agreement—2019 Commitment” for a description of the transactions related to this Proposal 3.

Effect on Current Shareholders if this Proposal is Not Approved

If our shareholders do not approve this proposal, then the Company may not issue the Capped 2019 Commitment Series B-3 Preferred Stock and Capped 2019 Commitment Warrants pursuant to the 2019 Commitment.

Potential Dilutive Effect to Existing Shareholders

If this proposal is approved, the percentage ownership of the Company held by current shareholders could decline as a result of Common Stock issued upon conversion of the Capped 2019 Commitment Series B-3 Preferred Stock or exercise of the Capped 2019 Commitment Warrants into Common Stock. This also means that current shareholders would therefore have less ability to influence significant corporate decisions requiring shareholder approval following the conversion of Capped 2019 Commitment Series B-3 Preferred Stock or exercise of the Capped 2019 Commitment Warrants into to Common Stock than they would have if the issuance of the Capped 2019 Commitment Series B-3 Preferred Stock and Capped 2019 Commitment Warrants is not approved. Common Stock issuances upon conversion of the Capped 2019 Commitment Series B-3 Preferred Stock or exercise of the Capped 2019 Commitment Warrants could also have a dilutive effect on book value per share and any future earnings per share. Additional issuances of Common Stock, including upon conversion of the Capped 2019 Commitment Series B-3 Preferred Stock or exercise of the Capped 2019 Commitment Warrants into Common Stock, could also cause prevailing market prices for our Common Stock to decline.

Because the timing and amount of additional issuances of the Capped 2019 Commitment Series B-3 Preferred Stock and Capped 2019 Commitment Warrants and conversion of the Capped 2019 Commitment Series B-3 Preferred Stock and Capped 2019 Commitment Warrants into Common Stock is uncertain, the exact magnitude of the dilutive effect of the Capped 2019 Commitment Series B-3 Preferred Stock and Capped 2019 Commitment Warrants cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Interest of Certain Persons in this Proposal

Oaktree has the right to appoint two directors to our Board. Oaktree is an affiliate of one of the commitment parties to the Third Equity Commitment Agreement and may be issued Capped 2019 Commitment Series B-3 Preferred Stock and Capped 2019 Commitment Warrants. Ian Schapiro and Peter Jonna have been appointed to our Board by Oaktree. Ian Schapiro serves as a managing director and a portfolio manager for Oaktree’s GFI Energy Group, and Peter Jonna serves as a Senior Vice President of Oaktree’s GFI Energy Group. Additionally, Ares has a right to appoint two members to the Board, but has not done so as of the date of this Proxy Statement. ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct) may be issued 2019 Commitment Series B-3 Preferred Stock and 2019 Commitment Warrants under the Third Equity Commitment Agreement. Accordingly, certain of our directors may be considered to have an interest in this transaction due to their positions with affiliates of the commitment parties to the Third Equity Commitment Agreement.

Required Vote

The issuance of the Capped 2019 Commitment Series B-3 Preferred Stock and the Capped 2019 Commitment Warrants pursuant to the 2019 Commitment as set forth in this proposal must be approved by an affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast will have no effect on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED 2019 COMMITMENT SERIES B-3 PREFERRED STOCK AND CAPPED 2019 COMMITMENT WARRANTS.

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PROPOSAL NO. 4: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED 2020 COMMITMENT SERIES B-3 PREFERRED STOCK AND CAPPED 2020 COMMITMENT WARRANTS

Please read “Background for the Proposals—Third Equity Commitment Agreement—2020 Commitment” for a description of the transactions related to this Proposal 4.

Effect on Current Shareholders if this Proposal is Not Approved

If our shareholders do not approve this proposal, then the Company may not issue the Capped 2020 Commitment Series B-3 Preferred Stock and Capped 2020 Commitment Warrants pursuant to the 2020 Commitment.

Potential Dilutive Effect to Existing Shareholders

If this proposal is approved, the percentage ownership of the Company held by current shareholders could decline as a result of Common Stock issued upon conversion of the Capped 2020 Commitment Series B-3 Preferred Stock or exercise of the Capped 2020 Commitment Warrants into Common Stock. This also means that current shareholders would therefore have less ability to influence significant corporate decisions requiring shareholder approval following the conversion of the Capped 2020 Commitment Series B-3 Preferred Stock or exercise of the Capped 2020 Commitment Warrants into to Common Stock than they would have if the issuance of the Capped 2020 Commitment Series B-3 Preferred Stock and Capped 2020 Commitment Warrants is not approved. Common Stock issuances upon conversion of the Capped 2020 Commitment Series B-3 Preferred Stock or exercise of the Capped 2020 Commitment Warrants could also have a dilutive effect on book value per share and any future earnings per share. Additional issuances of Common Stock, including upon conversion of the Capped 2020 Series B-3 Preferred Stock or exercise of the Capped 2020 Commitment Warrants into Common Stock, could also cause prevailing market prices for our Common Stock to decline.

Because the timing and amount of additional issuances of the Capped 2020 Commitment Series B-3 Preferred Stock and Capped 2020 Commitment Warrants and conversion of the Capped 2020 Commitment Series B-3 Preferred Stock and Capped 2020 Commitment Warrants into Common Stock is uncertain, the exact magnitude of the dilutive effect of the Capped 2020 Commitment Series B-3 Preferred Stock and Capped 2020 Commitment Warrants cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Interest of Certain Persons in this Proposal

Oaktree has the right to appoint two directors to our Board. Oaktree is an affiliate of one of the commitment parties to the Third Equity Commitment Agreement and may be issued Capped 2020 Commitment Series B-3 Preferred Stock and Capped 2020 Commitment Warrants. Ian Schapiro and Peter Jonna have been appointed to our Board by Oaktree. Ian Schapiro serves as a managing director and a portfolio manager for Oaktree’s GFI Energy Group, and Peter Jonna serves as a Senior Vice President of Oaktree’s GFI Energy Group. Additionally, Ares has a right to appoint two members to the Board, but has not done so as of the date of this Proxy Statement. ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct) may be issued 2020 Commitment Series B-3 Preferred Stock and 2020 Commitment Warrants under the Third Equity Commitment Agreement. Accordingly, certain of our directors may be considered to have an interest in this transaction due to their positions with affiliates of the commitment parties to the Third Equity Commitment Agreement.

Required Vote

The issuance of the Capped 2020 Commitment Series B-3 Preferred Stock and Capped 2020 Commitment Warrants pursuant to the 2020 Commitment as set forth in this proposal must be approved by an affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast will have no effect on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED 2020 COMMITMENT SERIES B-3 PREFERRED STOCK AND CAPPED 2020 COMMITMENT WARRANTS.

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PROPOSAL NO. 5: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED PREFERRED EXCHANGE AGREEMENT SECURITIES

Please read “Background for the Proposals—Preferred Exchange Agreement” for a description of the transactions related to this Proposal 5.

Effect on Current Shareholders if this Proposal is Not Approved

If our shareholders do not approve this proposal, then the Company may not issue the Capped Preferred Exchange Agreement Securities.

Potential Dilutive Effect to Existing Shareholders

If this proposal is approved, the percentage ownership of the Company held by current shareholders could decline as a result of the Capped Preferred Exchange Agreement Securities. This also means that current shareholders would therefore have less ability to influence significant corporate decisions requiring shareholder approval following the issuance of Capped Preferred Exchange Agreement Securities or their conversion into Common Stock than they would have if the issuance of the Capped Preferred Exchange Agreement Securities is not approved. The issuance of Capped Preferred Exchange Agreement Securities or their conversion into Common Stock could also have a dilutive effect on book value per share and any future earnings per share. Issuance of Capped Preferred Exchange Agreement Securities or their conversion into Common Stock could also cause prevailing market prices for our Common Stock to decline.

Because the timing and amount of additional issuances of Capped Preferred Exchange Agreement Warrants and conversion of Capped Preferred Exchange Agreement Warrants into Common Stock is uncertain, the exact magnitude of the dilutive effect of the Capped Preferred Exchange Agreement Warrants cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Interest of Certain Persons in this Proposal

Oaktree has the right to appoint two directors to our Board. Oaktree (or is affiliates) would receive the Capped Preferred Exchange Agreement Securities. Schapiro and Peter Jonna have been appointed to our Board by Oaktree. Ian Schapiro serves as a managing director and a portfolio manager for Oaktree’s GFI Energy Group, and Peter Jonna serves as a Senior Vice President of Oaktree’s GFI Energy Group. Accordingly, certain of our directors may be considered to have an interest in this transaction due to their positions with affiliates that may receive the Capped Preferred Exchange Agreement Securities.

Required Vote

The issuance of the Capped Preferred Exchange Agreement Securities as set forth in this proposal must be approved by an affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast will have no effect on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF THE CAPPED PREFERRED EXCHANGE AGREEMENT SECURITIES.

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PROPOSAL NO. 6: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE RIGHTS OFFERING, INCLUDING THE ISSUANCE OF SERIES B-3 PREFERRED STOCK AND WARRANTS

Please read “Background for the Proposals—Rights Offering” for a description of the transactions related to this Proposal 6.

Effect on Current Shareholders if this Proposal is Not Approved

If our shareholders do not approve this proposal, then the Company may not conduct the Rights Offering, including the issuance of the Series B-3 Preferred Stock and Warrants.

Potential Dilutive Effect to Existing Shareholders

If this proposal is approved, the percentage ownership of the Company held by current shareholders who do not participate in the Rights Offering could decline as a result of Common Stock issued upon conversion of Series B-3 Preferred Stock and exercise of Warrants issued in the Rights Offering. This also means that current shareholders who did not acquire Series B-3 Preferred Stock and Warrants in the Rights Offering would therefore have less ability to influence significant corporate decisions requiring shareholder approval following the conversion of Series B-3 Preferred Stock and exercise of Warrants issued in the Rights Offering than they would have if the Rights Offering is not approved. Conversion of Series B-3 Preferred Stock and exercise of Warrants issued in the Rights Offering could also have a dilutive effect on book value per share and any future earnings per share. Additional issuances of Common Stock, including upon conversion of Series B-3 Preferred Stock and exercise of Warrants issued in the Rights Offering, could also cause prevailing market prices for our Common Stock to decline.

Because the timing and amount of additional issuance of Common Stock upon conversion of Series B-3 Preferred Stock and exercise of Warrants issued in the Rights Offering is uncertain, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Interest of Certain Persons in this Proposal

Oaktree and ASSF IV and ASOF Holdings are excluded from participating in the Rights Offering, but have agreed to purchase shares of Series B-3 Preferred Stock and Warrants to the extent not purchased by Public Stockholders in the Rights Offering in the 2020 Commitment. Oaktree has the right to appoint two directors to our Board. Ian Schapiro serves as a managing director and a portfolio manager for Oaktree’s GFI Energy Group, and Peter Jonna serves as a Senior Vice President of Oaktree’s GFI Energy Group. Additionally, Ares has a right to appoint two members to the Board, but has not done so as of the date of this Proxy Statement.

Required Vote

The Rights Offering as set forth in this proposal must be approved by an affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast will have no effect on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE RIGHTS OFFERING, INCLUDING THE ISSUANCE OF SERIES B-3 PREFERRED STOCK AND WARRANTS.

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PROPOSAL NO. 7: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SHARES OF SERIES B-1 PREFERRED STOCK

Please read “Background for the Proposals—Series B Preferred Stock” for a description of the transactions related to this Proposal 7.

Effect on Current Shareholders if this Proposal is Not Approved

If our shareholders do not approve this proposal, the Series B-1 Preferred Stock may not be converted into shares of Common Stock.

Potential Dilutive Effect to Existing Shareholders

If this proposal is approved, the percentage ownership of the Company held by current shareholders who do not own Series B-1 Preferred Stock could decline as a result of Common Stock that may be issued upon conversion of the Series B-1 Preferred Stock. This also means that current shareholders would therefore have less ability to influence significant corporate decisions requiring shareholder approval following such conversion. Common Stock issuances could also have a dilutive effect on book value per share and any future earnings per share. Additional issuance of Common Stock, including through conversion of the Series B-1 Preferred Stock, could also cause prevailing market prices for our Common Stock to decline.

Because the terms of conversion of the Series B-1 Preferred Stock depends upon when and under what conditions it is converted, the exact magnitude of the dilutive effect of the Series B-1 Preferred Stock cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Interest of Certain Persons in this Proposal

Funds affiliated with Ares and Oaktree hold shares of Series B-1 Preferred Stock. Oaktree has the right to appoint two directors to our Board. Ian Schapiro and Peter Jonna have been appointed to our Board by Oaktree. Ian Schapiro serves as a managing director and a portfolio manager for Oaktree’s GFI Energy Group, and Peter Jonna serves as a Senior Vice President of Oaktree’s GFI Energy Group. Additionally, Ares has a right to appoint two members to the Board, but has not done so as of the date of this Proxy Statement. Accordingly, certain of our directors may be considered to have an interest in this transaction due to their positions with affiliates of holders of the Series B-1 Preferred Stock.

Required Vote

The issuance of Common Stock upon conversion of the Series B-1 Preferred Stock will need to be approved by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast will have no effect on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SHARES OF SERIES B-1 PREFERRED STOCK.

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PROPOSAL NO. 8: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SHARES OF SERIES B-2 PREFERRED STOCK

Please read “Background for the Proposals—Series B Preferred Stock” for a description of the transactions related to this Proposal 8.

Effect on Current Shareholders if this Proposal is Not Approved

If our shareholders do not approve this proposal, the Series B-2 Preferred Stock may not be converted into shares of Common Stock.

Potential Dilutive Effect to Existing Shareholders

If this proposal is approved, the percentage ownership of the Company held by current shareholders who do not own Series B-2 Preferred Stock could decline as a result of Common Stock that may be issued upon conversion of the Series B-2 Preferred Stock. This also means that current shareholders would therefore have less ability to influence significant corporate decisions requiring shareholder approval following such conversion. Common Stock issuances could also have a dilutive effect on book value per share and any future earnings per share. Additional issuance of Common Stock, including through conversion of the Series B-2 Preferred Stock, could also cause prevailing market prices for our Common Stock to decline.

Because the terms of conversion of the Series B-2 Preferred Stock depends upon when and under what conditions it is converted, the exact magnitude of the dilutive effect of the Series B-2 Preferred Stock cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Interest of Certain Persons in this Proposal

Funds affiliated with Ares hold shares of Series B-2 Preferred Stock. Ares has a right to appoint two members to the Board, but has not done so as of the date of this Proxy Statement. Accordingly, certain of our directors may be considered to have an interest in this transaction due to their positions with affiliates of holders of the Series B-2 Preferred Stock.

Required Vote

The issuance of Common Stock upon conversion of the Series B-2 Preferred Stock will need to be approved by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast will have no effect on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SHARES OF SERIES B-2 PREFERRED STOCK.

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PROPOSAL NO. 9: TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SHARES OF SERIES B-1 PREFERRED STOCK

Please read “Background for the Proposals—Series B Preferred Stock” for a description of the transactions related to this Proposal 9.

Effect on Current Shareholders if this Proposal is Not Approved

If our shareholders do not approve this proposal, the Series B-3 Preferred Stock may not be converted into shares of Common Stock.

Potential Dilutive Effect to Existing Shareholders

If this proposal is approved, the percentage ownership of the Company held by current shareholders who do not own Series B-3 Preferred Stock could decline as a result of Common Stock that may be issued upon conversion of the Series B-3 Preferred Stock. This also means that current shareholders who do not own Series B-3 Preferred Stock would therefore have less ability to influence significant corporate decisions requiring shareholder approval following such conversion. Common Stock issuances could also have a dilutive effect on book value per share and any future earnings per share. Additional issuance of Common Stock, including through conversion of the Series B-3 Preferred Stock, could also cause prevailing market prices for our Common Stock to decline.

Because the terms of conversion of the Series B-3 Preferred Stock depends upon when and under what conditions it is converted, the exact magnitude of the dilutive effect of the Series B-3 Preferred Stock cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Interest of Certain Persons in this Proposal

Funds affiliated with Ares and Oaktree hold shares of Series B-3 Preferred Stock. Oaktree has the right to appoint two directors to our Board. Oaktree is an affiliate of one of the commitment parties to the Third Equity Commitment Agreement. Ian Schapiro and Peter Jonna have been appointed to our Board by Oaktree. Ian Schapiro serves as a managing director and a portfolio manager for Oaktree’s GFI Energy Group, and Peter Jonna serves as a Senior Vice President of Oaktree’s GFI Energy Group. Additionally, Ares has a right to appoint two members to the Board, but has not done so as of the date of this Proxy Statement. Accordingly, certain of our directors may be considered to have an interest in this transaction due to their positions with affiliates of holders of the Series B-3 Preferred Stock.

Required Vote

The issuance of Common Stock upon conversion of the Series B-3 Preferred Stock will need to be approved by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast will have no effect on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SHARES OF SERIES B-3 PREFERRED STOCK.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the following table contains information about the beneficial ownership of our Common Stock as of November 29, 2019:

•	each person, or group of persons, who beneficially owns more than 5% of our Common Stock;

•	each director and Named Executive Officer; and

•	all directors and current executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to our Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a person or group and the percentage ownership of that person or group, shares of Common Stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 29, 2019 are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such shareholder’s name.

Unless otherwise indicated, our calculation of the percentage of beneficial ownership is based on 22,252,489 shares of Common Stock outstanding on November 29, 2019.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278.

Name	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Shareholders:
Oaktree Capital Group, LLC and its affiliates(1)	19,631,315	62.3%
Ares Special Situations Fund IV, L.P.(2)	3,092,794.38	12.2%
ASOF Holdings I, L.P.(2)	2,903,515.63	11.5%
Glazer Capital, LLC (3)	1,548,987	7.0%
Royce & Associates LP(4)	1,237,600	5.6%

Directors and Executive Officers:(5)
Mohsin Y. Meghji(6)	2,018,322	8.8%
Terence R. Montgomery	31,344	*
John Eber	4,535	*
Charles Garner	133,883	*
Derek Glanvill	12,210	*
Peter Jonna	0	*
Ian Schapiro	0	*
JP Roehm	33,675	*
Andrew Layman	34,594	*
Chris Hanson	10,843	*
Directors and current executive officers as a group (14 persons):(5)	2,295,196	10.0%

* Represents beneficial ownership of less than one percent (1%).

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(1)	Based solely on a Schedule 13D/A filed with the SEC on November 18, 2019 by (i) Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (“IEA LLC”); (ii) OT POF IEA Preferred B Aggregator, L.P., a Delaware limited partnership (“Aggregator LP”); (iii) OT POF IEA Preferred B Aggregator GP, LLC, a Delaware limited liability company (“Aggregator GP”); (iv) Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership (“Oaktree”); (v) Oaktree Fund GP, LLC, a Delaware limited liability company (“GP”); (vi) Oaktree Fund GP I, L.P., a Delaware limited partnership (“GP I”); (vii) Oaktree Capital I, L.P., a Delaware limited partnership (“Capital I”); (viii) OCM Holdings I, LLC, a Delaware limited liability company (“Holdings I”); (ix) Oaktree Holdings, LLC, a Delaware limited liability company (“Holdings LLC”); (x) Oaktree Capital Group, LLC, a Delaware limited liability company (“OCG”); (xi) Oaktree Capital Management, L.P. (“OCM”); and (xii) OCM FIE, LLC (“FIE”) (collectively, the “Oaktree Reporting Entities”). The report states that (i) IEA LLC has sole voting power and sole dispositive power over 18,566,037 shares of our common stock (which includes (a) the 10,313,500 shares of our Common Stock directly held by IEA LLC, (b) the 7,595,154 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of November 15, 2019 and (c) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC); (ii) Aggregator LP and Aggregator GP each have sole voting power and sole dispositive power over 1,018,374 shares of our Common Stock (which includes the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants held by Aggregator LP); (iii) Oaktree, GP, GP I, Capital I, Holdings I and Holdings LLC each have sole voting power and sole dispositive power over 19,584,411 shares of our common stock (which includes (a) the 10,313,500 shares of Common Stock directly held by IEA LLC, (b) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP, (c) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC and (d) the 7,595,154 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of November 15, 2019), (iv) OCG has sole voting power and sole dispositive power over 19,631,315 shares of our Common Stock (which includes (a) the 10,313,500 shares of Common Stock directly held by IEA LLC, (b) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP, (c) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC, (d) the 7,595,154 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of November 15, 2019, (e) the 26,478 restricted stock units granted to Mr. Schapiro, of which 10,684 restricted stock units have vested and the remaining will vest on March 26, 2020 and (f) the 20,426 restricted stock units granted to Mr. Jonna, of which 8,242 restricted stock units have vested and the remaining will vest on March 26, 2020); and (v) OCM and FIE each have sole voting power and sole dispositive power over 46,904 shares of our Common Stock (which includes (a) the 26,478 restricted stock units granted to Mr. Schapiro, of which 10,684 restricted stock units have vested and the remaining will vest on March 26, 2020 and (b) the 20,426 restricted stock units granted to Mr. Jonna, of which 8,242 restricted stock units have vested and the remaining will vest on March 26, 2020). The aggregate percentage of shares of Common Stock reported as owned by each of Aggregator LP and Aggregator GP is based on (i) the 22,252,489 shares of Common Stock outstanding as of November 29, 2019 and (ii) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP. The aggregate percentage of shares of Common Stock reported as owned by IEA LLC is based on (i) the 22,252,489 shares of Common Stock outstanding as of November 29, 2019, (ii) the 7,595,154 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of November 15, 2019 and (iii) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC. The aggregate percentage of shares of Common Stock reported as owned by each of Oaktree, GP, GP I, Capital I, Holdings I, Holdings LLC and OCG is based on (i) the 22,252,489 shares of Common Stock outstanding as of November 29, 2019, (ii) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP, (iii) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC and (iv) the 7,595,154 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of November 15, 2019. Each of the Oaktree Reporting Entities (other than IEA LLC, Aggregator LP and FIE), Mr. Schapiro and Mr. Jonna disclaims beneficial ownership of shares of our Common Stock and shares of our Common Stock issuable upon the exercise of the Series A Preferred Stock and the warrants not held directly by him or it. The business address of each Oaktree Reporting Entity is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

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(2)

Based solely on a Schedule 13D/A filed with the SEC on November 18, 2019 by (i) Ares Special Situations Fund IV, L.P. (“ASSF IV”); (ii) ASSF Operating Manager IV, L.P. (“ASSF Operating Manager IV”); (iii) ASOF Holdings I, L.P. (“ASOF Holdings”); (iv) ASOF Investment Management LLC (“ASOF Investment Management”); (v) Ares Management LLC; (vi) Ares Management Holdings L.P. (“Ares Management Holdings”); (vii) Ares Holdco LLC (“Ares Holdco”); (viii) Ares Holdings Inc. (“Ares Holdings”); (ix) Ares Management Corporation (“Ares Management”); (x) Ares Voting LLC (“Ares Voting”); (xi) Ares Management GP LLC (“Ares Management GP”); and (xii) Ares Partners Holdco LLC (“Ares Partners”) (collectively, the “Ares Reporting Persons”). The Ares Reporting Persons may be deemed to have indirect beneficial ownership of the shares of our Common Stock issuable upon exercise of the warrants owned directly by ASSF IV and/or ASOF Holdings as a result of the following relationships: The manager of ASSF IV is ASSF Operating Manager IV, and the general partner of ASSF Operating Manager IV is Ares Management LLC. The manager of ASOF Holdings is ASOF Investment Management, and the sole member of ASOF Investment Management is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings and the general partner of Ares Management Holdings is Ares Holdco. The sole member of Ares Holdco is Ares Holdings. The sole stockholder of Ares Holdings is Ares Management. Ares Management GP is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management (the “Class B Common Stock”) and Ares Voting is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management (the “Class C Common Stock”). Pursuant to Ares Management’s Certificate of Incorporation in effect as of the date of such Schedule 13D/A, the holders of the Class B Common Stock and the Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners. Ares Partners is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Michael R. McFerran, Antony P. Ressler and Bennett Rosenthal (collectively, the “Board Members”). Mr. Ressler generally has veto authority over Board Members’ decisions. The report states that ASSF IV directly holds warrants that are exercisable for 3,092,794.38 shares of our Common Stock and ASOF Holdings directly holds warrants that are exercisable for 2,903,515.63 shares of our Common Stock. The aggregate percentage of shares of Common Stock reported as beneficially owned by the Ares Reporting Entities is based on (i) the 22,252,489 shares of Common Stock outstanding as of November 29, 2019 and (ii) 5,996,310 shares of Common Stock issuable upon exercise of the warrants held by ASSF IV and ASOF Holdings. Each of the Ares Reporting Persons, other than ASSF IV and ASOF Holdings with respect to Common Stock issuable upon exercise of the warrants held directly by them, and the individual members of Ares Partners (collectively, the “Ares Entities”) and the other directors, officers, partners, stockholders, members and managers of the Reporting Persons disclaims beneficial ownership of the shares of our Common Stock issuable upon the exercise of the warrants not held directly by it. The business address of the Ares Entities is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

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(3)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018 by Glazer Capital, LLC and Paul J. Glazer. The report states that Paul J. Glazer is the managing member of Glazer Capital, LLC and that Paul J. Glazer and Glazer Capital, LLC have the shared voting and dispositive power with respect to 1,548,987 shares of our Common Stock. The business address for Glazer Capital, LLC is 250 W 55th Street, Suite 30A, New York, New York 10019.

(4)	Based solely on a schedule 13G filed with the SEC on January 15, 2019. Mr. Daniel O’Byrne is the managing member of Royce & Associates, LP and has full authority to manage the investments of Royce & Associates, LP. The report states that Royce & Associates, LP has sole voting power and sole dispositive power over 1,237,600 shares of our Common Stock. The business address of Royce & Associates, LP, 7454 Fifth Avenue, New York, NY 10151.

(5)	These numbers do not include shares of restricted stock units (“RSUs”) that will not vest within 60 days as set forth below:

(a)	32,039 RSUs held by Mr. Meghji;

(b)	14,892 RSUs held by Mr. Montgomery;

(c)	12,635 RSUs held by Mr. Eber;

(d)	18,051 RSUs held by Mr. Glanvill;

(e)	12,184 RSUs held by Mr. Jonna;

(f)	15,794 RSUs held by Mr. Schapiro;

(g)	210,070 RSUs and 188,571 performance share units (“PSUs”) held by Mr. Roehm;

(h)	122,426 RSUs and 111,429 PSUs held by Mr. Layman;

(i)	74,810 RSUs and 67,500 PSUs held by Mr. Hanson;

(j)	43,978 RSUs and 42,000 PSUs held by Bharat Shah, our Chief Accounting Officer;

(k)	68,492 RSUs and 62,679 PSUs held by Brian Hummer, our Senior Vice President, Operations;

(l)	94,286 RSUs held by Gil Melman, our Vice President, Corporate Secretary, General Counsel and Chief Compliance Officer; and

(m)	111,161 RSUs held by Michael Stoecker, our Chief Operating Officer.

(6)	Based solely on a Schedule 13D/A filed with the SEC on November 4, 2019 by: (i) M III Sponsor I LLC (“M III Sponsor”); (ii) M III Acquisition Partners I LLC (“M III Partners”); (iii) Mohsin Meghji 2016 Gift Trust (the “Trust”); and Mohsin Y. Meghji. Mohsin Y. Meghji is the managing member of M III Partners, the sole managing member of M III Sponsor. Mr. Meghji’s spouse is the trustee of the Trust. Consequently, Mr. Mohsin may be deemed the beneficial owner of the Common Stock held by M III Sponsor and the Trust. M III Sponsor and M III Partners have shared voting and dispositive power with respect to 484,464 shares of our Common Stock. The Trust has shared voting and dispositive power with respect to 305,376 shares of our Common Stock. Mr. Meghji has sole voting and dispositive power with respect to 1,228,482 shares of our Common Stock and shared voting and dispositive power with respect to 789,840 shares of our Common Stock. Includes 769,077 shares of Common Stock in which Mr. Meghji has the right to acquire upon exercise of 1,538,154 Warrants to purchase shares of Common Stock. The business address of M III Sponsor, M III Partners the Trust and Mr. Meghji is c/o M-III Partners, LP, 130 West 42nd Street, 17th Floor, New York, New York 10036.

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OTHER MATTERS

Proxy Statement Proposals

Any of our shareholders who desire to submit a proposal for action at the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in our proxy materials, must submit such Rule 14a-8 Proposal to us at our principal executive offices no later than December 24, 2019 unless we notify the shareholders otherwise. Only those Rule 14a-8 Proposals that are timely received by us, proper for shareholder action (and otherwise proper), and satisfy the SEC requirements for inclusion will be included in our proxy materials for our 2020 Annual Meeting.

Other Proposals and Nominations

Any of our shareholders who desire to submit a proposal for action at the 2020 Annual Meeting of Shareholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in our proxy materials, must submit such Non-Rule 14a-8 Proposal in writing to the Secretary of the Company at our principal executive offices so that it is received between February 4, 2020 and March 5, 2020, unless we notify the shareholders otherwise. The advance notice provisions contained in our bylaws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a Rule 14a-8 Proposal included in our proxy statement under the rules of the SEC. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with our bylaws and the applicable rules of the SEC.

If a Non-Rule 14a-8 Proposal is properly presented at the meeting, we will elect to exercise our discretionary voting authority with respect to such Non-Rule 14a-8 Proposal. “Discretionary voting authority” is the ability to vote proxies that shareholders have executed and submitted to us, on matters not specifically reflected in our proxy materials, and on which shareholders have not had an opportunity to vote by proxy. A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable SEC rules.

The Board will also consider any nominee recommended by shareholders for election at the 2020 Annual Meeting if that nomination is submitted in writing to the Secretary of the Company at our principal executive officers so that it is received between February 4, 2020 and March 5, 2020, unless we notify the shareholders otherwise. With respect to each such nominee, the following information must be provided to us with the written nomination:

•	the nominee’s name, address and other personal information;

•	the number of shares of each class and series of stock of the Company held by such nominee;

•	the nominating shareholder’s name and address; and

•	all other information required to be disclosed pursuant to our bylaws.

Each submission must also include a written consent signed by the nominee evidencing a willingness to serve as a director, if elected. We suggest that any such proposal be sent by certified mail, return receipt requested.

Shareholders Sharing an Address

We will deliver only one set of proxy materials to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly, upon written or oral request, an additional copy of the proxy materials to a shareholder at a shared address to which a single copy has been delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of the proxy materials by contacting us at the following address or phone number: Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Indianapolis, Indiana 46278, or (765) 828-2580. Conversely, if multiple shareholders sharing an address receive multiple proxy materials and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

Other Business

Other than the two proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the officers named herein will have discretion to vote the Common Stock they represent in accordance with their own judgment on such matters.

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INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this Proxy Statement certain documents the Company files with the SEC. This means the Company can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement. We incorporate by reference the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the accompanying notes included with the Company’s Registration Statement on Form S-1 (File No. 333-235280) filed with the SEC on November 26, 2019, as most recently amended (the “S-1 Registration Statement”).

A copy of the S-1 Registration Statement will be delivered or concurrently referenced in the Notice of Internet Availability of Proxy Materials with this Proxy Statement to all stockholders entitled to notice of and to vote at the Special Meeting. You can also obtain documents incorporated by reference in this Proxy Statement without charge through the Company’s website, www.iea.net, and from the SEC at its website, www.sec.gov. You may also obtain this information from the Company, without charge, by submitting a written or oral request to 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 or by calling (762) 828-2580. To receive timely delivery of the documents in advance of the Special Meeting, you should make your request no later than January 7, 2020.

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VOTE BY INTERNET BEFORE THE DATE OF THE SPECIAL MEETING - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 20, 2020. Have your proxy card or Notice Regarding the Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/IEA2020SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 20, 2020. Have your proxy card or Notice Regarding the Availability of Proxy Materials in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. 6325 DIGITAL WAY SUITE 460 INDIANAPOLIS, IN 46278 E87258-S94396 INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. The Board of Directors recommends you vote FOR proposals 1 through 9. For Against Abstain 1. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped Second ECA Warrants. 2. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped Third ECA Securities. For Against Abstain . 3. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped 2019 Commitment Series B-3 Preferred Stock and Capped 2019 Commitment Warrants. 4. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped 2020 Commitment Series B-3 Preferred Stock and Capped 2020 Commitment Warrants. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournment thereof. 5. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of the Capped Preferred Exchange Agreement Warrants. 6. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the Rights Offering, including the issuance of Series B-3 Preferred Stock and Warrants. 7. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of Common Stock upon the conversion of shares of Series B-1 Preferred Stock. 8. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of Common Stock upon the conversion of shares of Series B-2 Preferred Stock 9. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of Common Stock upon the conversion of shares of Series B-3 Preferred Stock. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice & Proxy Statement is available at www.proxyvote.com. E87259-S94396 INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. Special Meeting of Shareholders January 21, 2020 9:00 AM EST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Andrew Layman and Gil Melman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9:00 AM, EST on January 21, 2020, via live webcast only atwww.virtualshareholdermeeting.com/IEA2020SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

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